UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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L.B. FOSTER COMPANY

(Name of Registrant as Specified in Its Charter)

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L. B. FOSTER COMPANY 415 Holiday Drive Pittsburgh, Pennsylvania 15220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2016

To Our Shareholders:

L. B. Foster Company will hold its Annual Meeting of Shareholders at the DoubleTree Hotel at 500 Mansfield Avenue, Pittsburgh, Pennsylvania on Wednesday, May 25, 2016, at 8:00 AM, Eastern Daylight Time (the “Annual Meeting” or the “Meeting”), for the purposes of:

1.	Electing a board of eight directors for the ensuing year;

2.	Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

3.	Advisory approval of the compensation paid to the Company’s named executive officers in 2015;

4.	Approval of the Amended and Restated 2006 Omnibus Incentive Plan; and

5.	Acting upon any other matters that properly come before the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting. Only holders of record of Company Common Stock at the close of business on March 23, 2016 will be entitled to vote at the meeting or at any adjournment thereof.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. This process expedites shareholder receipt of proxy materials and lowers the cost of our Annual Meeting. On or about April 13, 2016, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our 2016 Proxy Statement and 2015 Annual Report and how to cast your vote. The Notice also includes instructions on how to receive a paper copy of the Annual Meeting materials.

Your vote is important. Whether you plan to attend the Annual Meeting or not, we hope you will vote your shares as soon as possible. Please sign, date, and return your proxy card or voting instruction form or vote by telephone or via the Internet; instructions are included on the proxy card and voter instruction form. If you plan to attend the Annual Meeting in person, please detach the Admission Ticket from your proxy card and bring it to the Meeting. If you are a beneficial owner of shares held in “street name” through a broker, bank, or other intermediary, please contact your broker, bank, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Meeting.

Patrick J. Guinee Vice President, General Counsel & Corporate Secretary

Pittsburgh, Pennsylvania April 13, 2016

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L. B. FOSTER COMPANY

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of L. B. Foster Company (the “Company”) to be voted at the May 25, 2016 Annual Meeting of Shareholders and at any adjournment or postponement thereof (the “Annual Meeting” or the “Meeting”). This Proxy Statement, the Notice of Internet Availability, the proxy card, and our 2015 Annual Report to Shareholders were each made available to shareholders on the Internet at www.proxyvote.com or mailed on or about April 13, 2016.

At the close of business on March 23, 2016, the record date for entitlement to vote at the Meeting (“Record Date”), there were 10,341,647 shares of common stock outstanding. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. Such shareholders will have one vote for each share held on that date.

The presence, in person or by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a matter to be acted on at the Annual Meeting will constitute a quorum. Where a shareholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such shareholder will nevertheless be counted as being present at the Meeting for the purpose of determining a quorum. Abstentions and “broker non-votes” (as described below) will be counted for purposes of determining a quorum.

If your shares are held in “street name” (i.e. held for your account by a broker or other nominee), you should receive instructions from the holder of record on voting your shares. If a shareholder holds shares beneficially in street name and does not provide the shareholder’s broker with voting instructions, such shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors and executive compensation matters (for purposes of this Proxy Statement, Proposals 1, 3 and 4), although they may vote their clients’ shares on “routine” proposals, such as the ratification of the independent registered public accounting firm (for purposes of this Proxy Statement, Proposal 2). In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Directors will be elected by a plurality of the votes cast by the holders of the shares voting in person or represented by proxy at the Meeting. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal. Our common stock does not have cumulative voting rights in the election of directors.

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for 2016. The affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote shall ratify this appointment. Only

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votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.

The advisory vote to approve the compensation paid to the Company’s named executive officers in 2015 as reported in this Proxy Statement will be determined by the affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.

The vote to approve the Amended and Restated 2006 Omnibus Incentive Plan will be determined by the affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.

If the form of proxy is properly executed and returned, it will be voted as directed. If no directions are given, the proxy will be voted FOR the election of the eight nominees named herein as directors; FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2016; FOR the approval of the compensation paid to the Company’s named executive officers in 2015 as reported in this Proxy Statement; and FOR the approval of the Amended and Restated 2006 Omnibus Incentive Plan. The proxy grants discretionary authority to vote on other matters that properly come before the Annual Meeting to Lee B. Foster II, Chairman of the Board, and Robert P. Bauer, President and Chief Executive Officer.

The voting instruction form also serves as the voting instructions for the trustees who hold shares of record for participants in the Company’s 401(k) plans. If voting instructions representing shares in the Company’s 401(k) plans are received, but no indication is provided as to how those shares are to be voted, the shares will be counted as being present at the Meeting and will count toward achievement of a quorum. If voting instructions as to the shares in the Company’s 401(k) plans are not received, those shares will be voted in the same proportion as shares in the 401(k) plans for which voting instructions were received.

The cost of soliciting proxies will be borne by the Company. Officers or employees of the Company may solicit proxies by mail, telephone, email, or facsimile. The Company has retained Laurel Hill Advisory Group, LLC for the solicitation of proxies and will pay its fee of $5,000 plus reasonable out-of-pocket expenses.

If you are a shareholder of record, you may vote your shares of Company Common Stock by telephone or through the Internet. You may also vote your shares by mail or in person. Please see the Notice of Internet Availability for instructions on how to access the proxy materials and how to cast your vote.

Votes submitted via the Internet or by telephone must be received by 11:59 PM EDT, on May 24, 2016. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. You may change your vote or revoke your proxy at any time by submitting a valid, subsequent vote by telephone or through the Internet, by submitting another properly signed proxy which bears a later date, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy; you must also vote your shares.

If you plan on attending the Annual Meeting in person, please detach the Admission Ticket from your proxy card and bring it to the Meeting. If you are a beneficial owner of shares held in “street name”

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through a broker, bank, or other intermediary, please contact your broker, bank, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of eight directors. The Board of Directors has nominated the following eight people to serve as directors, all of whom are currently serving as directors of the Company. Each director who is elected will hold office until the next annual meeting and generally until the director’s successor is elected and qualified. Information concerning the nominees is set forth below with brief descriptions of each nominee’s qualifications to serve on the Company’s Board of Directors:

Nominee

Robert P. Bauer	Mr. Bauer, age 57, has been a director of the Company since February 2012, when he was appointed President and Chief Executive Officer. Since August 2015, Mr. Bauer has served as a director of Alamo Group, Inc., which designs, manufactures, distributes, and services equipment for infrastructure maintenance, agriculture, and other applications, including truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, and other industrial equipment. Mr. Bauer served as President of Emerson Climate Technologies, Refrigeration Division, a business segment of Emerson Electric Co., a diversified global manufacturing and technology company, (“Emerson”) from June 2011 to February 2012. He also served as President of Emerson Network Power, Liebert Division, from January 2002 through May 2011. Mr. Bauer spent a total of 17 years with Emerson in various senior management positions and became a Group Vice President, Emerson in 2004. Prior to Emerson, he held management positions with Rockwell Automation and Westinghouse Electric. We believe that Mr. Bauer is qualified to serve as a director because of his vast experience in global manufacturing, worldwide marketing, and new product development. He also has extensive experience with mergers and acquisitions and strategic planning including investments in new technologies.

Lee B. Foster II	Mr. Foster, age 69, has been a director of the Company since 1990 and Chairman since 1998. He was the Chief Executive Officer of the Company from May 1990 until he resigned from such office in January 2002, and remained a Company employee until May 2008. Mr. Foster has been a director of Wabtec Corporation since 1999, which manufactures components for locomotives, freight cars, and passenger transit vehicles, and provides aftermarket services. We believe that Mr. Foster is qualified to serve as a director because of his history with the Company and his knowledge of the Company’s current businesses, and his corporate governance experience as a member of another public company’s board of directors. In addition, Mr. Foster’s experience brings additional insight to a variety of our business issues.

Dirk Jungé

Mr. Jungé, age 67, has been a director since 2015. He is the Chairman of Pitcairn Company, a private Pitcairn family holding company, and Pitcairn Trust Company, a Pennsylvania state-chartered trust company, since 1991. Until 2012, he served as Chief Executive Officer of Pitcairn, a recognized global leader in the specialized family office marketplace, and has overseen investments in oil and gas and drilling partnerships. Since 2000, he has served as a director of Paramount Resources, Ltd., a public Canadian energy company, with assignments on the corporate governance committee since 2003 and the environmental, health & safety committee since 2011. In 2013, he joined the Board of Directors of Freeman Company, a privately held company and a leader in face-to-face marketing. We believe that Mr. Jungé is

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Nominee
qualified to serve as a director because of his years of business experience, including in the energy sector and in public and private enterprises, as well as his familiarity with strategic planning, risk management, compensation, finance, and governance matters, which enable him to make a valuable contribution to the Board’s business and compliance oversight functions.

Diane B. Owen

Ms. Owen, age 60, was elected as a director in May 2002. Since June 2014, she has served as an independent Board Member and Internal Control Committee Chair of Elliott Group Holdings, a subsidiary of Ebara Corporation, an international company that manufactures and services industrial equipment. She was Senior Vice President – Corporate Audit of H.J. Heinz Company, an international food company, from May 2010 to June 2013 and was Vice President - Corporate Audit of H.J. Heinz Company from April 2000 to May 2010. We believe that Ms. Owen is qualified to serve as a director of the Company due to her over 30 years of business experience, particularly in accounting and finance. Ms. Owen plays a critical role as Chairman of the Audit Committee and as the Board’s audit committee financial expert. In addition, Ms. Owen’s extensive international business experience enables her to provide valuable insights to the Company in its international business interests.

Robert S. Purgason	Mr. Purgason, age 60, has been a director of the Company since December 2014. He has been Senior Vice President of The Williams Companies (“Williams”) since January 2015, leading the Williams operating area that encompass the assets and operations of Access Midstream, including natural gas gathering and processing. Mr. Purgason is currently a director of Williams Partners, and served as Chief Operating Officer of the general partner of Access Midstream from 2012 to 2015. Prior to joining Access Midstream, Mr. Purgason spent five years at Crosstex Energy Services, L.P. and was promoted to Senior Vice President-Chief Operating Officer in November 2006. Prior to Crosstex, Mr. Purgason spent 19 years with The Williams Companies in various senior business development and operational roles of increasing responsibility. Mr. Purgason began his career at Perry Gas Companies in Odessa, Texas working in all facets of the natural gas treating business. Mr. Purgason’s extensive experience in, and keen understanding of, the energy industry brings valuable insight to the Board, particularly with regard to the Company’s operations which include pipe threading and coating as well as blending, injection, and custody transfer metering skids for the oil and gas industry. He also brings board experience which contributes to the corporate governance experience of the Board.

William H. Rackoff	Mr. Rackoff, age 67, has been a director of the Company since 1996. Since 1994, Mr. Rackoff has been President and Chief Executive Officer of ASKO, Inc., a private international company which manufactures custom engineered tooling for the metalworking industry. We believe that Mr. Rackoff is qualified to serve as a director because his years of experience in the steel industry and his engineering background enable him to understand and develop the factors that drive the Company’s performance, including strategy, operations, and finance. Mr. Rackoff, as Chairman of the Compensation Committee, has led the creation of the Company’s executive incentive programs.

Suzanne B. Rowland

Ms. Rowland, age 54, was elected as a director in May 2008. Ms. Rowland was Vice President and General Manager in the Industrial Fire Products Division of Tyco International from 2011 to 2015 and was Vice President Business Excellence for the Tyco Flow Control Division from 2009 to 2010. Prior to Tyco, Ms. Rowland spent over 20 years with Rohm and Haas Company in senior executive positions including Vice President Global Adhesives, Vice President Coatings North America, and Vice President of Procurement & Logistics. We believe that Ms. Rowland is qualified to

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Nominee
serve as a director because of her 30 years of broad leadership experience in Fortune 500 global companies. Having served as an operating executive for the last 18 years in mechanical and electrical products, materials, and chemicals, Ms. Rowland brings valuable insight into strategic and operational issues important to the Company’s success.

Bradley S. Vizi	Mr. Vizi, age 32, has been a director since February 2016. He is Founder and has been Managing Director of Legion Partners Asset Management since 2012. Prior to founding Legion Partners, Mr. Vizi was an investment professional for Shamrock Capital Advisors, the alternative investment vehicle of the Disney Family from 2007 to 2010. Prior to Shamrock, Mr. Vizi was a member of the private equity group at Kayne Anderson Capital Advisors. Since 2015, Mr. Vizi has served as Chairman of the Board of Directors for RCM Technologies, Inc., a public staffing and solutions company, and has been a member of its Board of Directors since 2013, serving on the compensation and governance committees. Mr. Vizi brings to the Board a valuable understanding of capital allocation and public markets, experience in compensation and corporate governance matters, and a shareholder perspective regarding enhancing stakeholder value. Mr. Vizi was elected to the Board pursuant to an agreement dated February 12, 2016 (the “Investors Agreement”) by the Company with Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. II, Legion Partners Holdings, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Bradley S. Vizi, Christopher S. Kiper, and Raymond White (collectively, the “Investor Group”).

Pursuant to the Investors Agreement, effective February 12, 2016, the Board agreed to increase the size of the Board from eight to nine members and appoint Mr. Vizi to the Board for a term expiring at the 2016 Annual Meeting. Additionally, under the terms of the Investors Agreement, the Board agreed, among other matters, to (i) appoint Mr. Vizi to the Compensation and Nomination and Governance Committees of the Board, (ii) nominate Mr. Vizi for election to the Board at the 2016 Annual Meeting and (iii) not increase the size of the Board beyond nine members without the consent of Mr. Vizi for the period commencing on the date of the Agreement and ending ten (10) days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the Company’s 2017 Annual Meeting of Shareholders (the “Standstill Period”).

The Board nominated the foregoing nominees based upon the recommendation of the Nomination and Governance Committee and, as to Mr. Vizi, pursuant to the terms of the Investors Agreement. The nominees have expressed their willingness to serve as directors, if elected. However, should any of the nominees be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board, or the number of directors may be reduced by appropriate action of the Board.

The Board of Directors recommends that you vote “FOR” each of the foregoing nominees.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young has served as the Company’s independent registered public accounting firm since 1990 and has been appointed by the Audit Committee of the Board as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. Although action by the shareholders in this matter is not required, the Board is seeking shareholder ratification of this appointment in light of the important role played by the independent registered public accounting firm.

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If the shareholders fail to ratify the selection, the Audit Committee will consider whether to retain Ernst & Young going forward. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” ratification of Ernst & Young LLP’s appointment as the Company’s independent registered public accounting firm for fiscal year 2016.

PROPOSAL NO. 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ 2015 COMPENSATION

At the 2011 Annual Meeting, upon recommendation by the Board of Directors, shareholders voted to hold an advisory vote on executive compensation every year.

The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation paid to our named executive officers in 2015, as described in this Proxy Statement, and is non-binding upon the Company, our Board, or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our compensation philosophy, policies, and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of L. B. Foster Company (the “Company”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders under the heading entitled ‘Executive Compensation,’ is hereby approved.”

The Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders. The Company’s goal for its executive compensation program is to reward executives who provide leadership for, and contribute to, the Company’s financial success.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board, or the Compensation Committee of the Board.

The Board of Directors recommends that you vote “FOR” approval of the named executive officers’ compensation in 2015, as reported in this Proxy Statement.

PROPOSAL NO. 4 - APPROVAL OF THE AMENDED AND RESTATED 2006 OMNIBUS INCENTIVE PLAN

Proposal No. 4 seeks shareholder approval of the 2006 Omnibus Incentive Plan, as amended and restated.

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Background of the 2006 Omnibus Incentive Plan

The Board is requesting that the Company’s shareholders vote in favor of amending, restating and extending the term of the 2006 Omnibus Incentive Plan (the “Plan”). The Plan was approved by shareholders on May 24, 2006 and again on May 18, 2011, and currently is scheduled to terminate on May 17, 2021. We are submitting the Plan for shareholder approval at the Annual Meeting in order to, among other things:

•	Increase the maximum aggregate number of shares of Company common stock that will be available for issuance under the Plan, from 900,000 shares of common stock to 1,270,000 shares of common stock;

•	Preserve the Company’s ability to deduct compensation earned by certain executives as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (and approve higher limits applicable to such awards as described below);

•	Include additional types of awards that may be granted under the Plan, including incentive stock options and stock appreciation rights (“SARs”);

•	Clarify the circumstances under which shares will and will not be added back to the pool of shares available for issuance under the Plan;

•	Clarify the authority of the Compensation Committee of the Board (the “Committee”) with respect to the Plan;

•	Add one-year minimum vesting schedules, with limited exceptions, applicable to restricted stock, restricted stock units, and performance awards that may be granted under the Plan;

•	Expand the list of performance metrics that may be used in connection with the grant of performance awards intended to comply with Section 162(m) of the Code;

•	Provide that, if dividend equivalent rights are granted in connection with performance awards, the payment of such rights will be subject to the attainment of the performance goals applicable to the award;

•	Add a cap on the dollar amount of any award(s) specifically granted under the Plan to a non-employee director of $300,000 for any fiscal year of the Company;

•	Provide for a recoupment provision that makes clear that awards granted under the Plan may be subject to clawback as a result of applicable law, government regulation, stock exchange listing requirements or Company policy; and

•	Add administrative provisions which clarify that awards may be granted to employees in foreign jurisdictions and that the Committee may establish deferred compensation arrangements relating to awards granted under the Plan.

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The Plan is administered by the Committee, which has the full and exclusive authority to interpret, construe and administer the Plan, including, among other matters, to: (i) adopt or establish and amend such rules, regulations, agreements, guidelines, procedures, forms, and instruments as may be necessary or advisable for the administration and operation of the Plan; (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it deems desirable; (iii) select the persons to be granted awards under the Plan; (iv) grant and determine the terms, conditions, form and size of awards to be made to each person selected, including clawback or other recoupment provisions applicable to awards granted thereunder; (v) determine the time when awards are to be made and any conditions which must be satisfied before an award is made; (vi) establish objectives, conditions and performance goals for earning awards; (vii) determine the terms of each award agreement and any amendments or modifications thereof; (viii) determine whether the conditions for earning an award have been met and whether an award will be paid at the end of the performance period; (ix) determine if and when an award may be deferred; (x) determine whether the amount or payment of an award should be reduced or eliminated; (xi) determine the guidelines and/or procedures for the payment or exercise of awards; and (xii) determine whether to accelerate vesting provisions applicable to awards. The Committee’s decisions will be final, conclusive and binding with respect to the Plan and any award made under the Plan.

If the Company’s shareholders do not approve the Plan, the Plan will remain as currently in effect; however, the Committee will not be able to grant awards of qualified performance-based compensation that are exempt from the $1 million deduction limitation under Section 162(m) of the Code to certain executives under the Plan, as discussed more fully below under the heading “Approval of the Plan for Purposes of Section 162(m) of the Code.”

Addition of 370,000 Shares to the Plan from Prior Authorized Amount

The Committee’s independent compensation consultant, Pay Governance LLC, provided assistance with preparing the Plan. Based on an analysis of leading proxy advisory firms’ policies on equity-based compensation plans, our historical share usage under the Plan, our anticipated share usage under the Plan taking account of our current stock price, and the importance of long-term incentives in supporting the key objectives of the Company’s equity compensation program, management recommended, and the Board approved, among other changes to the Plan, the proposed increase of 370,000 shares (from the prior authorized amount of 900,000) available for issuance under the Plan, which represented approximately 3.6% of our outstanding common stock as of March 23, 2016. This increase in the number of shares available for issuance under the Plan would have had a value of approximately $5,942,200 based on the closing market price of the Company’s common stock on that date ($16.06 per share).

Description of the Amended and Restated 2006 Omnibus Incentive Plan

The following summary of the major features of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this proxy statement.

Features of the Plan:

•	No liberal share counting. The Plan prohibits the reuse of shares issuable under the Plan that are (i) delivered in payment of the exercise price of an option or base price of a SAR or other exercise price of an award, (ii) delivered to or withheld by the Company to pay tax withholding obligations, (iii) purchased by the Company using proceeds from option exercises or (iv) not issued or delivered as a result of a net settlement of an outstanding option or SAR.

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•	No repricing of stock options or SARs. The Plan explicitly prohibits repricing of options and SARs without first obtaining shareholder approval.

•	No discounted stock options or SARs. All stock options and SARs must have an exercise or base price equal to or greater than the fair market value of the underlying common stock on the grant date.

•	Awards are administered by an independent Committee. The Plan will be administered by the Committee, or another committee designated by the Board, which is or will be comprised entirely of independent directors. See page 23 of this Proxy Statement for more information about the Committee.

•	Awards subject to “clawback.” All incentive awards under the Plan are subject to any law, regulation or Company policy that requires recoupment.

Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders and promote the Company’s long-term growth and financial success by providing equity and other financial incentives to key employees and directors of the Company. The Plan is designed to provide flexibility to enable us to attract and retain the services of these individuals, upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Eligibility

Any officer, employee, consultant, independent contractor or director of the Company or any of its subsidiaries is eligible to receive an award under the Plan. As of December 31, 2015, there were approximately 690 salaried, exempt employees of the Company and its subsidiaries eligible to participate in the Plan, of which 33 were participating, and eight non-employee directors of the Company participating in the Plan. The selection of participants and the nature and size of the awards is subject to the Committee’s discretion.

Plan Reserve

The number of shares reserved under the Plan will be depleted by one share for each share subject to a stock-settled award. Fractional shares will not be issued under the Plan.

Except as otherwise provided in the Plan, shares may be re-credited to the plan reserve if (i) an award lapses, expires, terminates, or is cancelled without the underlying shares being issued (or a portion thereof), (ii) it is determined during or at the conclusion of the term of an award that all or some shares underlying the award may not be issued because the conditions for such issuance failed to be met, (iii) any award (or a portion thereof) is settled in cash, (iv) shares subject to an award are forfeited, or (v) shares are issued pursuant to an award but are subsequently reacquired by the Company (except with respect to incentive stock options).

Individual Award Limits

The Plan provides for limits on certain types of awards that may be granted under the Plan to a participant in any one fiscal year. Under the Plan, for any fiscal year and subject to adjustment in accordance with the terms of the Plan, no participant may be granted (i) an award of stock options or

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SARs for more than 300,000 shares, (ii) a performance award (payable in stock) intended to be performance-based compensation under Section 162(m) of the Code of more than 150,000 shares (measured on a target award level on the grant date), or (iii) a performance award (payable in cash) intended to be performance-based compensation under Section 162(m) of the Code of more than $5,000,000 (measured on a target award level on the grant date). Additionally, and subject to adjustment in accordance with the terms of the Plan, no non-employee director may be granted, in any one fiscal year, awards specifically granted under the Plan with an aggregate maximum value, calculated as of their respective grant dates, of more than $300,000.

Awards

The following types of awards may be granted under the Plan:

Stock Options. Stock options may be nonqualified stock options or incentive stock options that comply with Section 422 of the Code. Only an employee of the Company may receive incentive stock options. The Committee determines all terms and conditions of stock options, including the number of shares subject to the option and the applicable vesting period. Except as otherwise provided in an award agreement or the Plan, options granted to employees will be exercisable only after twelve months have elapsed from the grant date and shall vest ratably in one-fourth increments on each of the first, second, third, and fourth anniversaries of the date of grant. The exercise price per share may not be less than the fair market value of a share subject to the option on the grant date.

Except as otherwise provided in the Plan or in the applicable award agreement, if the employment or other service of a participant, other than a non-employee director, terminates for any reason other than death, disability, or retirement, all stock options held by the participant will expire and may not thereafter be exercised.

Unless the award agreement provides otherwise, if the employment or other service of a participant, other than as a non-employee director, terminates, other than due to a “termination for cause” (as defined in the Plan), the participant may exercise all unexercised and vested stock options within 30 days of such termination; except as so exercised, the stock option will expire at the end of such period.  Any options in which such participant is not vested at the time of termination will be forfeited. In no event, however, may any stock option be exercised after the expiration of ten years from the grant date of such stock option.

Except as otherwise provided in the award agreement, a non-employee director whose service is terminated will be entitled to exercise such non-employee director’s stock options, to the extent vested as of the date of such termination, until the expiration of the full term of the stock option, unless the non-employee director has been terminated for cause.  In the event that a non-employee director is terminated for cause, all stock options held by the director will terminate immediately and may not thereafter be exercised.

Except as otherwise provided in the Plan or an award agreement, during the twelve month period following a participant’s death, any or all of the unexercised and vested stock options that a participant was entitled to exercise immediately prior to death may be exercised by the participant’s personal representative.  Any stock options in which a participant is not vested at the time of death will be forfeited.  In no event, however, may any such options be exercised after the expiration of ten years from the date of grant of such options.

Except as otherwise provided in the Plan or an award agreement, if a participant retires, or suffers a disability, at a time when the participant is entitled to exercise a stock option, then at any time or times

10

within three years after such termination of service because of retirement or disability, the participant may exercise the option as to all or any of the shares that the participant was entitled to purchase under the option immediately prior to such termination; except as so exercised, the stock option will expire at the end of such period.  In no event, however, may any option be exercised after the expiration of ten years from the date of grant of such option.

Restricted Stock and Restricted Stock Units (“RSUs”). An award of restricted stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period as determined by the Committee. An award of RSUs is an award of the right to receive a share of common stock or cash equal to a share of common stock on the payment date and after the expiration of a restricted period as determined by the Committee. Restricted stock awards and RSUs granted to employees will have a service period of no less than twelve months (subject to special vesting terms); provided, however, that this limitation will not: (i) adversely affect a participant’s rights under another plan or agreement or (ii) apply to awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors. The Committee may also impose additional restrictions on an award of restricted stock or RSUs, including, but not limited to, attainment of certain performance goals during the restricted period. Restricted stock may have voting and dividend rights, and RSUs may have associated dividend equivalent rights.

Performance Grants. Performance grants will consist of a right that is (i) denominated in cash, stock or any other form of award issuable under the Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish and (iii) payable at such time and in such form as the Committee will determine. Unless otherwise determined by the Committee, any such performance grant will be evidenced by an award agreement containing the terms of the award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case not inconsistent with the Plan. In relation to any performance grant, the performance period may not be less than twelve months for which performance is being measured.

Section 162(m) of the Code limits the federal income tax deductibility of compensation in excess of $1,000,000 per year paid to certain employees (generally the chief executive officer and next three highest paid executive officers other than the chief financial officer), unless the compensation is “qualified performance-based compensation” within the meaning of Section 162(m). Under the Plan, awards may, but need not, include performance criteria that are intended to satisfy Section 162(m). To the extent that awards are intended to qualify as “qualified performance-based awards” under Section 162(m), the performance criteria will relate to one or more of the following performance criteria (and subject to such modifications as specified by the Committee): cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation and amortization; pre-tax income

11

(including on an as-adjusted basis); operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; gross margin, operating margin or profit margin; completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, any combination of the foregoing, and such other business performance criteria as may, from time to time, be established by the Committee.

To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments will apply, in whole or in part, in such manner as determined by the Committee, to exclude or include the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report to shareholders for the applicable period.

The above-listed performance metrics may be applied individually, alternatively, or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured over a period of time, including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a participant of a specified annual performance rating, the continued employment by the participant and/or the achievement of specified performance goals by the Company, business unit, or participant.  Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any performance grant payable to a participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, that the Committee will not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Stock appreciation rights (SARs). The Committee may grant SARs either separately or in tandem with a stock option granted under the Plan. The grant or base price of a SAR may not be less than the fair market value of a share of our common stock on the grant date. SARs will vest in accordance with the vesting schedule specified by the Committee in the award agreement (and subject to the terms and conditions included therein), and such awards granted to employees will have a vesting period of no less than twelve months (subject to the special vesting terms); provided, however, this limitation will not: (i) adversely affect a participant’s rights under another plan or agreement or (ii) apply to awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees

12

and directors. Upon exercise, each SAR entitles a participant to receive an amount equal to the appreciation in fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR is granted. The payment may be settled in cash, shares of common stock, or a combination of both.

Other Awards. The Committee may grant other types of awards that may be based in whole or in part by reference to common stock, or denominated in cash, and that may be subject to the achievement of performance goals during a performance period determined by the Committee, or such other terms and conditions as the Committee may prescribe, subject to limitations under applicable law.

Repricing

Notwithstanding anything in the Plan to the contrary, and except for adjustments made in accordance with the Plan or in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of stock, other Company securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other Company securities, or similar transaction(s)), neither the Committee nor any other person may, without obtaining shareholder approval, (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities. In addition, the Committee may not make a grant of an option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such award.

Clawback

The Plan provides that any awards made under the Plan are subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy applicable to them, including any recoupment and/or “clawback” that may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or Company policy as may be in effect from time to time.

Effective Date and Termination

If the Plan is approved at the Annual Meeting, it will become effective as of the date of such approval and will terminate on May 25, 2026, unless earlier terminated by the Board. The Board may terminate the Plan at any time, provided that no termination will materially affect the rights of any participant under any award previously granted in which the participant has a vested interest, without the written consent of such participant.

Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to the Plan participants and the Company and is based upon an interpretation of present federal tax laws and regulations, which may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice, nor does it describe state, local or foreign tax consequences. To the extent any awards under the Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception

13

thereto). The Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Nonqualified stock options. For federal income tax purposes, no income is generally recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price, multiplied by the number of shares received pursuant to the exercise of the option. Upon a subsequent sale of the common stock acquired under a nonqualified stock option, the participant will recognize a gain or loss that is measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (ii) the amount realized on such sale or exchange. Any such gain or loss will be capital in nature if the shares were held as a capital asset, and will be long-term if such shares were held for more than one year. The Company generally is entitled to a tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes compensation upon exercise of the option.

Incentive stock options. Options issued under the Plan and designated as incentive stock options are intended to qualify as such under Section 422 of the Code. No taxable income is recognized by the participant upon the grant or exercise of an incentive stock option and the Company will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the fair market value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the participant’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least (i) two years from the date the option was granted and (ii) one year from the date the common stock was transferred to the participant. If these holding period requirements are satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If these holding period requirements are not met, then upon such “disqualifying disposition” of the common stock, the participant will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price, limited to the gain on such sale. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period. If the participant recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If, however, the participant meets the applicable holding period, the Company generally will not be entitled to a tax deduction with respect to capital gains recognized by the participant. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Restricted stock awards and performance-based stock awards. A recipient of restricted stock normally will not be required to recognize income for federal income tax purposes at the time of grant, nor is the Company entitled to any deduction, to the extent that the common stock awarded has not vested. When any portion of the restricted stock vests, the participant will recognize ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. A recipient may, however, make an election under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock to be taxed at the time of the grant of the award. A participant who makes a Section 83(b) election will recognize ordinary taxable income on the grant date equal to the fair market value of the shares as if the shares were unrestricted. If the shares subject to such election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company

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generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income.

Upon sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss, depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made a Section 83(b) election, the holding period commences on the date of the grant.

Depending on the terms of the award, performance-based stock awards are taxed in a manner similar to restricted stock. A participant generally will not recognize income upon the grant of a performance stock award. Upon payment of the performance stock award, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received. The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income.

Restricted stock units and performance-based units. A recipient of units will not be required to recognize any income for federal income tax purposes, and the Company is not entitled to a deduction, at the time of grant. Rather, upon the settlement of units, the recipient of such units generally will be subject to tax at ordinary income rates on the fair market value of any common stock issued or cash paid in settlement of the award of such units, and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. If the recipient receives shares of common stock upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Stock appreciation rights. No taxable income is generally recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to either: (i) the fair market value of the shares of common stock; or (ii) the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR. The Company is entitled to a tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income upon exercise of the SAR.

Unrestricted stock awards. The tax consequences of receiving common stock pursuant to any other share-based incentive award under the Plan are similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock. If the shares of common stock are unrestricted, the participant must recognize ordinary income equal to the fair market value of the common stock received, less any amount paid for common stock. The Company generally is entitled to a tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income.

Cash awards and other incentive awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award. The Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the participant. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Section 409A of the Code. Awards of stock options, stock appreciation rights, restricted stock units, other share-based awards and performance grants under the Plan may, in certain instances, result in

15

the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. It is our intent that awards under the Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code, or an exception thereto.

Approval of Plan for Purposes of Section 162(m) of the Code

Section 162(m) of the Code limits the deductibility of compensation paid to each of the Company’s chief executive officer and the three other highest compensated officers, other than the chief financial officer (collectively, the “covered employees”), in any one year to $1,000,000, unless the compensation is “qualified performance-based compensation.” The Plan has been structured in a manner that enables the Company to grant awards to covered employees that are designed to satisfy the requirements of “qualified performance-based compensation” within the meaning of Section 162(m). Among other requirements, for compensation to be “performance-based” for purposes of Section 162(m), the performance goals must be pre-approved and objective. These awards are referred to as “qualified performance-based awards” and are in addition to stock options and SARs, which also are expressly authorized under the Plan and also may qualify as qualified performance-based compensation for purposes of Section 162(m). Specifically, in order for stock options and SARs to qualify as qualified performance-based compensation, Section 162(m) requires that the shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to a participant over a specified period and that the exercise price of any such award not be less than the fair market value of a share of common stock on the grant date of the award.

One of the requirements of Section 162(m) relates to shareholder approval (and, in certain cases, re-approval) of the plan under which the awards are granted, including approval of the material terms of the performance goals under which qualified performance-based awards may be paid. In this regard, Section 162(m) requires re-approval of those performance goals after five years if the Committee has retained discretion to vary the targets under the performance goals from year to year, as is the case under the Plan.

Shareholders are being asked to approve the Plan and, specifically, the material terms of the performance goals under which an award of qualified performance-based compensation may be granted in the Plan, in order to preserve the Company’s ability to deduct compensation paid to covered employees pursuant to any qualified performance-based award, stock option, or SAR that may be made in the future under the Plan. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based (i.e., performance measures), and the maximum amount of compensation that can be paid to an employee under the performance goal (i.e., individual annual award limits). Shareholder approval of the material terms of the Plan (including, but not limited to, the individual annual award limits) will allow the Committee the opportunity to grant awards intended to qualify as performance-based compensation under Section 162(m). Shareholder approval of the Plan also will constitute re-approval of the material terms of the Plan for purposes of Section 162(m) approval requirements. However, nothing in this proposal precludes the Committee from granting, and the Committee reserves the right to grant, awards that do not qualify as qualified performance-based compensation under Section 162(m). Additionally, there is not any guarantee that awards intended to qualify as qualified performance-based compensation under Section 162(m) ultimately will be deductible by the Company.

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Benefits to Named Executive Officers and Others

Plan Benefits

The benefits that will be awarded or paid under the Plan cannot currently be determined. Awards granted under the Plan are within the Committee’s discretion, and the Committee has not yet determined future awards or which individuals may receive them.

Information regarding the shares of common stock and related securities previously authorized for issuance under the Plan is set forth under “Securities Authorized for Issuance under the Equity Compensation Plans” below.

The Board of Directors recommends that you vote “FOR” approval of the Amended and Restated 2006 Omnibus Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLAN

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	245,265(1)	$ —(2)	162,042(3)
Equity compensation plans not approved by shareholders	—	$ —	—
Total	245,265(1)	$ —(2)	162,042(3)

(1)	The number of performance share units included in this table reflects an assumed payout at maximum performance achievement. The performance share units were granted under the 2006 Omnibus Incentive Plan, and were unvested and unearned as of December 31, 2015. This table was revised from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to reflect the outstanding performance share units, including, as a result, reducing the number of shares remaining available for future issuance from 407,307 to 162,042.
(2)	As of December 31, 2015, there were no outstanding awards with an exercise price per share. This column also does not reflect outstanding performance share units.
(3)	Does not include the 245,265 performance share units included in column (a).

The 162,042 securities remaining available for future issuance disclosed in column (c) of the table above reflects the deduction from the authorized Plan total of both (i) the 245,265 performance share units identified in column (a) of the table and (ii) 93,817 shares of restricted stock that were outstanding and unvested as of December 31, 2015.

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STOCK OWNERSHIP

The following table shows the number of shares of common stock beneficially owned on the Record Date by:

•	each person who has reported beneficial ownership of more than 5% of the Company’s common stock;

•	each current director and nominee for director;

•	each Named Executive Officer (“NEO”) included in the Summary Compensation Table on page 49; and

•	all directors and executive officers as a group.

Information concerning the owners of more than 5% of the Company’s outstanding common stock is based upon reports filed with the Securities and Exchange Commission (“SEC”).

Stock Ownership	Number of Shares Owned(a)	Percent of Shares(b)

More Than 5% Shareholders:

Legion Group (c)(d)	988,036	9.6%
BlackRock, Inc. (e)	649,018	6.3%
Snow Capital Management, L.P. (f)	632,649	6.1%

Nominees for Director:
Robert P. Bauer (CEO)	77,668	*
Lee B. Foster II	186,726	1.8%
Dirk Jungé	2,000	*
G. Thomas McKane (not standing for re-election)	22,501	*
Diane B. Owen	30,047	*
Robert S. Purgason	10,136	*
William H. Rackoff	57,747	*
Suzanne B. Rowland	16,001	*
Bradley S. Vizi	988,036	9.6%

Named Executive Officers (other than CEO):
David J. Russo	41,119	*
John F. Kasel	31,452	*
Patrick J. Guinee	9,724	*
David R. Sauder (g)	10,564	*

All Directors and Executive Officers as a Group (19 persons)	1,568,645	15.2%

*	Less than 1% of the Company’s outstanding common stock

(a)	This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power. Unless otherwise noted in the footnotes, each director and NEO has sole voting and investment power with respect to their shares. The column also includes the shares allocated to accounts in the 401(k) plan maintained by the Company (4,818 for Mr. Bauer, 1,520 for Mr. Russo, 5,856 for Mr. Kasel, 0 for Mr. Guinee, 0 for Mr. Sauder, and 10,750 for the other executive officers as a group). Mr. Bauer’s holdings include 5,000 shares which are held in trust. Mr. Foster’s holdings include 22,000 shares which are held in an investment plan maintained by a separate company, and 84,000 shares which are held in trust. Mr. McKane’s holdings include 22,501 shares held in trust. Ms. Rowland’s holdings include 1,000 shares held in an IRA. Mr. Jungé’s holdings include 2,000 shares held in trust. Mr. Vizi’s holdings include 987,636 shares held by the Legion Group.

(b)	For Directors and Executive Officers, the percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after the Record Date have been acquired and are outstanding.

(c)	Based on the information in the Schedule 13D/A filed on February 17, 2016 by Legion Partners, L.P. I (“Legion Partners I”), Legion Partners, L.P. II (“Legion Partners II”), Legion Partners Special Opportunities, L. P. II (“Legion Special II”), Legion Partners, LLC (“Legion Partners”), Legion Partners Asset Management, LLC (“Legion Asset Management”), Legion Partners Holdings, LLC (“Legion Holdings”), Bradley S. Vizi, Christopher S. Kiper and Raymond White and Forms 4 filed by Mr. Vizi thereafter. Legion Partners I has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 559,919 shares. Legion Partners II has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 108,856 shares. Legion Special II has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 318,861 shares. Legion Partners, Legion Asset Management, Legion Holdings and Messrs. Kiper and White have sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 987,636 shares. Mr. Vizi has sole voting and dispositive power with respect to 400 shares and shared voting and dispositive power with respect to

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987,636 shares. As the general partner of Legion Partners I, Legion Partners II and Legion Special II, Legion Partners may be deemed to be the beneficial owner of the shares owned by each. Legion Asset Management, as the investment advisor of each of Legion Partners I, Legion Partners II and Legion Special II, may be deemed the beneficial owner of the shares owned by Legion Partners I, Legion Partners II and Legion Special II. Legion Holdings, as the sole member of Legion Asset Management and managing member of Legion Partners, may be deemed the beneficial owner of the shares owned by Legion Partners I, Legion Partners II and Legion Special II. Mr. Vizi, as a managing director of Legion Asset Management and a managing member of Legion Holdings, may be deemed the beneficial owner of the shares owned by Legion Partners I, Legion Partners II and Legion Special II. Each of Messrs. Kiper and White, as managing directors of Legion Asset Management and a managing member of Legion Holdings, respectively, may be deemed the beneficial owners of the shares owned by Legion Partners I, Legion Partners II and Legion Partners Special II. The address for each reporting person is 9401 Wilshire Blvd, Suite 705, Beverly Hills, CA 90212.

(d)	Legion Partners I, Legion Partners II, Legion Special II, Legion Partners, Legion Asset Management, Legion Holdings and Messrs. Vizi, Kiper and White (each, an “Investor” and collectively, the “Investor Group”) currently are parties, with the Company, to the Investors Agreement with regard to the shares of common stock held by each Investor. Among other matters, the Investors Agreement requires the Investor Group, during the pendency of the Standstill Period, to vote, or cause to be voted, all shares of common stock beneficially owned by each Investor and their respective affiliates and associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) except in connection with certain matters, each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board. For additional information on the Investors Agreement, see “Nominating and Corporate Governance Committee.”

(e)	Based on information in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 26, 2016, BlackRock has sole voting power as to 605,104 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 649,018 shares and shared dispositive power with respect to 0 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(f)	Based on information in the Schedule 13G/A filed by Snow Capital Management, L.P. (“Snow Capital”) on January 12, 2016, Snow Capital has sole voting power and dispositive power with respect to 632,649 shares, and shared voting and dispositive power with respect to 0 shares. The address of Snow Capital is 2000 Georgetowne Drive, Suite 200, Sewickley, PA 15143.

(g)	Mr. Sauder voluntarily resigned from employment with the company on March 7, 2016, and forfeited unvested restricted shares.

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DIRECTOR COMPENSATION – 2015

The following table sets forth our non-employee director compensation for 2015. Directors who are also employees of the Company do not receive any consideration for their service on the Board.

Name	Fees Earned or Paid in Cash($)[1]	Stock Awards($)[2]	Total($)

Lee B. Foster II	$112,917	$76,300	$189,217
Dirk Jungé[3]	$32,083	$76,300	$108,383
Peter McIlroy II4	$16,667	—	$16,667
G. Thomas McKane[5]	$58,917	$76,300	$135,217
Diane B. Owen	$62,917	$76,300	$139,217
Robert S. Purgason	$50,417	$76,300	$126,717
William H. Rackoff	$65,417	$76,300	$141,717
Suzanne B. Rowland	$52,917	$76,300	$129,217
Bradley S. Vizi[6]	—	—	—

[1]	On May 22, 2013, the Board of Directors approved the following annual director fees: $110,000 for the Chairman of the Board; $60,000 for the Chair of the Audit Committee; $62,500 for the Chair of the Compensation Committee; and $56,000 for the Chair of the Nomination and Governance Committee. Each of the remaining non-employee directors received an annual fee of $50,000. On May 29, 2015, the Board of Directors approved the following increased annual director retainer fees: $115,000 for the Chairman of the Board; $67,500 for the Chair of the Compensation Committee; $65,000 for the Chair of the Audit Committee; and $61,000 for the Chair of the Nomination and Governance Committee. As of May 29, 2015, each of the remaining non-employee directors receive an annual fee of $55,000.

[2]	On May 29, 2015, each non-employee director serving at that time was awarded 2,000 shares of the Company’s Common Stock. The awards were fully vested on the grant date, and the aggregate grant date fair value of each stock award to our non-employee directors is reflected in the “Stock Awards” column of the table and computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). For a discussion of valuation assumptions, see Note 15 of the Company’s 2015 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

[3]	Mr. Jungé became a member of the Board in May 2015.

[4]	Mr. McIlroy did not stand for re-election in May 2015.

[5]	Mr. McKane is not standing for re-election in May 2016.

[6]	Mr. Vizi became a member of the Board in February 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The aggregate fees (including out-of-pocket expenses) for professional services rendered by Ernst & Young for 2015 and 2014 for each of the following categories of services are set forth below:

	2014	2015
Audit fees (includes audits, reviews of the Company’s fiscal-year audit, interim reviews, related expenses, and in 2015, increased merger and acquisition activity)	$923,253	$1,306,345

Audit-related fees (primarily audits of the Company’s various employee benefit plans)	$36,000	$4,000

Tax fees (includes tax return preparation, tax compliance, and tax planning)	$237,526	$207,719

All other fees	—	—

Total fees	$1,196,779	$1,518,064

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The Audit Committee reviews summaries of Ernst & Young’s services and related fees and concluded that Ernst & Young’s provision of audit-related services during 2014 and 2015 was compatible with maintaining Ernst & Young’s independence. All Ernst & Young services are pre-approved by the Audit Committee.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all audit services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the Audit Committee in advance in accordance with the policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other more expeditious means of communication. If the estimated fees for non-audit services are $50,000 or less, management may obtain approval from the Chairman of the Audit Committee in lieu of full Committee action. In 2015, all Ernst & Young professional fees were pre-approved in accordance with the Company’s pre-approval policies then in place.

CORPORATE GOVERNANCE

The Board, Board Meetings, Independence, and Tenure

In December 2014, the Board increased its size by one member, and consisted of eight directors. In February 2016, the Board again increased its size by one and currently consists of nine members until the 2016 Annual Meeting, when the Board will be reduced to eight members. During 2015, the Board held seven meetings, two of which were telephonic. The Board has determined that all of the directors, except Mr. Robert P. Bauer, qualify as “independent” as defined by applicable NASDAQ Stock Market (“NASDAQ”) rules, considered the independence criteria set forth in the NASDAQ rules as to compensation committee members before determining the independence of the members of the Compensation Committee, and also determined that all members of the Audit Committee qualify as “independent” for purposes of the rules promulgated under the Exchange Act specifically related to audit committee member independence. In making these determinations, the Board concluded that none of its directors (other than Mr. Bauer) has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out a director’s responsibilities. The Company’s Corporate Governance Guidelines do not establish term limits that could deprive the Company of the insight developed by Board members over time, but rather provides for periodic reviews of each incumbent’s performance. Additionally, except for special circumstances as may be determined by the Board, no director may be nominated for reelection to the Board if he or she would be age 72 or older at the time of election.

Board Leadership Structure

Under the NASDAQ rules, Mr. Foster, Chairman of the Board, qualifies as an “independent” director since his employment with the Company ended on May 27, 2008. The Board has evaluated Mr. Foster’s

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independence in the same manner as all other directors and strongly believes that he is “independent” and that his economic interests are more closely aligned with those of the Company’s shareholders than with those of management. Although the Board does not necessarily object to combining the roles of Chairman of the Board and Chief Executive Officer (“CEO”), the Board has chosen not to combine those positions because it believes that Mr. Foster’s depth of experience and his detachment from management make Mr. Foster the best qualified individual to serve as Chairman of the Board. Since the Chairman of the Board and CEO roles are not combined, the Board has determined there is no need for a “lead independent director” position.

Board Attendance

The Company’s Corporate Governance Guidelines include an expectation that the directors regularly attend shareholders’ meetings. In 2015, each director then currently serving attended the 2015 Annual Meeting of Shareholders.

All of the directors attended 100% of the meetings of the Board and the committees on which they served in 2015 (to the extent such directors were serving on the Board or such committees at the times of those meetings).

Board’s Role in Risk Oversight

The Board is actively involved in overseeing risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risks to the Company’s business, which are discussed by the Board and management. The Board also reviews and discusses management reports which specifically address risk topics. The CEO, assisted by senior management, is the “risk officer” responsible for managing and mitigating the Company’s risks.

In addition, each of our Board committees considers risks that are relevant to the areas within its jurisdiction. For example, the Audit Committee periodically requests that management address critical accounting issues and then considers the impact these issues may have on the Company’s financial position and risk profile. The Audit Committee also assesses the adequacy of internal controls. The Compensation Committee develops executive compensation programs with a view toward providing incentives that are aligned with key performance results, without encouraging excessive risks. On an annual basis, the Nomination and Governance Committee oversees risk by reviewing the structure and function of the Board committees.

Diversity

Although not part of any formal policy, our goal is to maintain a diverse Board, with directors possessing complementary skills and experiences who together can address the issues which affect our Company.

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220, Attn: Chairman of the Board or Attn: Independent Directors; such parties may also email the Corporate Secretary at corporatesecretary@lbfoster.com. The Corporate Secretary of the Company will review all such correspondence and shall regularly forward

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to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that otherwise require the Board’s attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing are referred to the Audit Committee Chair who may direct such matters to the Company’s internal audit department or handle them in accordance with procedures established by the Audit Committee for such matters.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, each of which is comprised of independent directors, as defined by applicable SEC, NASDAQ, and Internal Revenue Code rules. Each of the committees has a written charter approved by the Board.

Audit Committee

The current members of the Audit Committee are Ms. Owen (Chair), and Messrs. Jungé and Mr. Rackoff. The Board has determined that Ms. Owen is an “audit committee financial expert” as defined under applicable rules of the SEC.

The Audit Committee, which held seven meetings during 2015, two of which were telephonic, is responsible for overseeing, with management, the work and findings of the independent registered public accounting firm, as well as the effectiveness of the Company’s internal auditing department and the adequacy of our internal controls and the accounting principles employed in financial reporting. The Audit Committee also is responsible for the appointment and compensation of our independent registered public accounting firm and for reviewing and, if appropriate, approving transactions with related persons. The Audit Committee’s Charter is posted on the Company’s website, www.lbfoster.com.

Compensation Committee

The current members of the Compensation Committee are Messrs. Rackoff (Chair), Jungé, McKane, and Vizi and Ms. Rowland.

The Compensation Committee, which met on five occasions in 2015, is responsible for approving executive compensation programs, officer compensation (and submits the CEO’s compensation for ratification by the Board), and equity awards to employees. The Compensation Committee has the authority under its charter to delegate its duties and responsibilities (or functions) to one or more members of the Committee or the Board, or to the Company’s officers, when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Compensation Committee as a whole or is otherwise prohibited by law, regulation or listing standard. The Compensation Committee has delegated authority to the Company’s CEO to grant restricted stock awards under the 2006 Omnibus Incentive Plan to non-executive employees in an amount not to exceed 15,250 shares. The Compensation Committee’s Charter is available at the Company’s website www.lbfoster.com.

The Compensation Committee currently uses a “Comparator Group” of twenty similarly-sized companies based on the recommendation of the Committee’s executive compensation consultant, identified in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 29,

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and survey data as a tool to establish competitive compensation for the Company’s executive officers. The Comparator Group for 2015 consisted of the following companies: A.M. Castle & Co., Accuride Corp., Alamo Group, Inc., CIRCOR International, Inc., Columbus McKinnon Corporation, Furmanite Corporation, Gibraltar Industries, Inc., Lydall, Inc., MYR Group, Inc., NN, Inc., Northwest Pipe Co., Olympic Steel, Inc., American Railcar Industries, Inc., Lindsay Corporation, Orion Marine Group, Quanex Building Products Corporation, Insteel Industries, Houston Wire & Cable Co., Raven Industries, Inc., and Sterling Construction Co., Inc.

The Compensation Committee has authority to engage consultants, legal counsel, and other advisors, and retained Pay Governance, LLC (“Consultant”) to provide consulting services on the Company’s executive compensation practices and appropriate levels of and structures for executive compensation. The use of a consultant provides additional assurance that our executive compensation programs are reasonable, competitive, and consistent with our objectives. The Consultant is engaged directly by the Compensation Committee, regularly participates, as appropriate, in its meetings, including executive sessions of the Committee that exclude management, and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of compensation awards. In addition, with respect to the CEO, the Consultant prepares specific compensation analyses for the Compensation Committee’s consideration. The CEO does not participate in the development of these analyses. The Consultant has served as the Committee’s independent compensation consultant since 2007, and the Committee believes that its consultant should be able to advise the Compensation Committee independent of management’s influence.

For the year ended December 31, 2015, the Consultant provided no services to the Company other than executive compensation consulting services to the Compensation Committee. The Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that the Consultant’s work for it does not raise a conflict of interest. At least annually, the Committee reviews the types of advice and services provided by the Consultant and the fees charged for those services. The Consultant reports directly to the Compensation Committee on all executive compensation matters; regularly meets separately with the Compensation Committee outside the presence of management; and speaks separately with the Compensation Committee chair and other Compensation Committee members between meetings, as needed.

The Compensation Committee gives significant weight to the CEO’s recommendations regarding other executive officers’ compensation; such other executive officers are not present when their compensation is being determined. The CEO is not present when his compensation is being finally determined.

Consideration of Risk Within Compensation Arrangements

In designing incentive plans, the Company attempts to mitigate risk by avoiding unintended compensation windfalls. Attention is devoted to avoiding incentives to engage in excessively risky business behavior.

The Compensation Committee has considered whether other elements of the executive compensation program promote risk taking at levels that are unacceptable to the Company. The Committee considered the following factors related to risk:

•	Compensation philosophy that targets salaries and incentives at the market median;
•	The use of a capital-based performance metric, Return on Invested Capital (“ROIC”), which holds executives accountable for the efficient use of Company capital;

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•	Short-term and long-term performance-based incentive awards that are capped;
•	Long-term equity incentives allocated to two separate vehicles with a performance or time vesting period of at least three years in length;
•	The use of a mix of performance metrics in our annual and long-term incentive programs, including ROIC, Working Capital as a Percentage of Sales, Adjusted EBITDA and Compound Annual Growth Rate of Earnings from continuing operations (“Earnings CAGR”);
•	Anti-hedging and anti-pledging policies;
•	Stock Ownership Policy; and
•	Incentive compensation recoupment provisions.

The Company believes that the above factors, as well as the overall governance and administration of the executive compensation program, serve to manage risk in a manner that is acceptable to the Company and its shareholders and that such compensation policies and practices do not encourage our executives or other employees to take excessive risks that are reasonably likely to have a material adverse effect on the Company.

For more information regarding the Compensation Committee’s processes and procedures for setting executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nomination and Governance Committee

The current members of the Nomination and Governance Committee are Messrs. McKane (Chair) and Vizi and Mses. Owen and Rowland.

The Nomination and Governance Committee, which met on four occasions in 2015, is responsible for overseeing corporate governance, proposing director nominees to the full Board, recommending which directors should serve on various Board committees, and recommending who should serve as Chairman of the Board and chairman of each of the Board’s committees. The Nomination and Governance Committee also recommends to the full Board appropriate compensation for non-employee directors.

The Nomination and Governance Committee endeavors to maintain a diverse Board consisting of individuals who are financially literate and whose experiences and backgrounds will enable the Board to provide meaningful counsel to, and oversight of, management. The Nomination and Governance Committee recommends to the full Board nominees who will create and maintain a Board that satisfies applicable legal and regulatory requirements. In support of these goals, the Nomination and Governance Committee oversees the directors’ continuing education, which includes seminars focused on strategic and governance issues and discussions with outside advisors. The Nomination and Governance Committee, with the Chairman of the Board, oversees an annual evaluation of the Board’s performance. The Nomination and Governance Committee’s Charter is available on the Company’s website, www.lbfoster.com.

In selecting nominees for election to the Board, the Nomination and Governance Committee will consider submissions from shareholders and will consider shareholder-recommended nominees with the same weight as other nominees. A shareholder wishing to recommend a nominee may notify the Corporate Secretary or any member of the Nomination and Governance Committee in writing and provide the information required by Section 2.05 of the Company’s By-laws, including the following:

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•	Timely written notice to the Corporate Secretary of the Company. The deadlines for providing notice to the Company of a proposed director nomination at our next Annual Meeting are set forth in the Company’s By-laws and summarized in “Additional Information.”
•	The notice provided to the Corporate Secretary must include all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filings, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
•	The notice provided to the Corporate Secretary must include a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder proponent and the beneficial owner, if any, on whose behalf the nomination is made, and each proposed nominee.
•	The notice provided to the Corporate Secretary must include a completed and signed questionnaire, representation and agreement as provided in Section 2.05(c) of the Company’s By-laws.
•	Such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Submissions should be sent to the Company’s principal executive offices, 415 Holiday Drive, Pittsburgh, PA 15220, Attn: Corporate Secretary. Please see “Additional Information” on pages 61-62 for the applicable deadlines for submitting proposals relating to director nominations. The foregoing summary of our shareholder director nomination procedures is not complete and is qualified in its entirety by reference to the full text of the Company’s By-laws that has been publicly filed with the SEC and is available at www.sec.gov.

Agreement with Shareholders

Pursuant to the Investors Agreement, the Board agreed to increase the size of the Board from eight to nine members and appoint Mr. Vizi to the Board for a term expiring at the 2016 Annual Meeting, as well as to (i) appoint Mr. Vizi to the Compensation and Nomination and Governance Committees of the Board, (ii) nominate Mr. Vizi for election to the Board at the 2016 Annual Meeting and (iii) not increase the size of the Board beyond nine members without the consent of Mr. Vizi for the duration of the Standstill Period. The Investors Agreement also requires the Investor Group, during the pendency of the Standstill Period, to take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the Investor Group in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any “Opposition Matter” (as described below) or any ISS or Glass Lewis voting recommendation, each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board, and not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Under the terms of the Investors Agreement, in the event that Institutional Shareholders Services (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) has recommendations other than those presented by the Board with respect to any proposal (other than the election of directors), each member of the Investor Group is permitted to vote in accordance with the ISS or Glass Lewis voting recommendation but, notwithstanding such recommendation, only on the proxy card and related voting instruction form being solicited by or on

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behalf of the Board even if ISS or Glass Lewis recommended that the Investors vote on another proxy card or voting instruction form. For purposes of the Investors Agreement, “Opposition Matter” means any of the following transactions or events, to the extent submitted by the Board to the Company’s shareholders for approval: the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; the sale or transfer of a majority of the outstanding shares of common stock (through a merger, stock purchase, or otherwise); any merger, consolidation, acquisition of control or other business combination; any tender or exchange offer; any dissolution, liquidation, or reorganization; any changes in the Company’s capital structure (including the issuance of more than 20% of the Company’s then outstanding shares of common stock); change in control transactions; or financings requiring approval by NASDAQ’s shareholder approval rules; in each case, that has been approved by the Board but voted against by Mr. Vizi.

Non-Employee Director Compensation

The Nomination and Governance Committee determines appropriate levels of compensation for our non-employee directors by reviewing surveys and data from other publicly-traded companies and conferring with other directors, and outside advisors as necessary, to obtain information on competitive compensation practices and uses this information as a tool to determine appropriate levels of non-employee director compensation. The Nomination and Governance Committee then makes recommendations regarding non-employee director compensation to the Board for approval.

Additional Corporate Governance Matters

Director Education

The Company is committed to providing to directors opportunities and resources for continuing education for corporate governance and business related issues as may be appropriate, and routinely has third parties provide presentations on current legal, governance, compensation and accounting matters during Board meetings.

Board Assessment

The Board assesses the effectiveness of the Board and its committees on an annual basis.

Code of Conduct and Ethics

The Company adopted a policy on the code of conduct and ethics that applies to all the Company’s directors, officers and employees, including its CEO, chief financial officer and chief accounting officer. We have posted a current copy of the policy, entitled “Legal and Ethical Conduct Policy,” on our website, www.lbfoster.com.

Ownership Guidelines for Non-Employee Directors

Within five years of first being elected to the Board, the Company’s non-employee directors are expected to own Company common stock valued at least three times their respective annual cash compensation for services as a director. All non-employee directors serving in 2015 were compliant with these Guidelines.

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Rights Agreement

In 2012, the Board solicited the advice of certain advisors and together the Board and these advisors reviewed the existing corporate governance policies and practices of the Company. As a result of that review, the Board amended its existing Rights Agreement to remove all references to the requirement that the “Continuing Directors” approve certain actions by the Board, including the redemption of the Rights and the approval of certain acquisitions of our shares by a potential acquirer. The Board believed that this change better aligns the corporate governance practices of the Company with the interests of its shareholders.

Transactions With Related Parties

The Company is not aware of any transaction since the beginning of 2015, or any currently proposed transaction, in which the Company was, or is to be, a participant and the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers, five percent shareholders or certain family members of any of the foregoing persons or business entities with which such persons are affiliated had or will have a material interest, directly or indirectly. The Company’s Legal and Ethical Conduct Policy generally addresses the topic of conflicts of interest, which includes transactions qualifying as “related party transactions.” In addition, on an annual basis, the Company requires each director, executive officer and salaried employee to disclose in writing any situations which may give rise to a conflict of interest. The Company’s Internal Audit Department reviews and summarizes any such disclosures. The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and, if appropriate, approving related party transactions as defined under Item 404 of SEC Regulation S-K.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. The Company’s executive officers have not served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers have served on the Company’s Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ. Officers, directors and beneficial owners of more than 10% of the Company’s shares are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and 10% beneficial owners were met through December 31, 2015.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table on page 49. We refer to these executive officers as our “named executive officers” or “NEOs.”

For 2015, the NEOs were:

NAME	TITLE
Robert P. Bauer	President and CEO
David J. Russo	Senior Vice President, Chief Financial Officer and Treasurer
John F. Kasel	Senior Vice President, Rail Business
Patrick J. Guinee	Vice President, General Counsel and Corporate Secretary
David R. Sauder(1)	Vice President, Global Business Development

(1)	Mr. Sauder voluntarily resigned from the Company in March 2016.

Executive Summary

Our Compensation Principles and Objectives

The Company’s Compensation Committee (“Committee”) maintains a compensation philosophy that:

•	Facilitates the attraction and retention of talented and qualified executives; and
•	Seeks to align executive compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.

To this end, the Company’s executive compensation program is designed to be balanced and reasonable, and allow the Company to attract and retain the best talent available. Compensation opportunities are determined with reference to the fiftieth percentile of the market for positions of similar responsibility. In designing our plans, we do not use highly leveraged incentives that we believe drive risky short-term behavior.

Our Compensation Practices

The Committee has implemented the following practices with respect to the Company’s executive compensation program:

OUR PRACTICES INCLUDE:

☑	Committee Independence. The Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.
☑	Independent Compensation Consultant. The Committee has engaged its own independent compensation consultant and annually assesses the consultant’s performance, fees and independence, including whether any type of conflict of interest exists.

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☑	Goal Setting and Performance Evaluation for CEO. The Committee, with the input of the full Board, engages in formal goal setting and performance evaluation processes with the CEO, with respect to other NEOs.
☑	Peer Group. The Committee has established formal selection criteria for its comparator peer group companies listed on page 24 (the “Comparator Group”) and annually evaluates the composition of the Comparator Group to ensure the appropriateness of its component companies.
☑	Pay for Performance. Our metrics are reviewed and selected by the Committee from a list of possible metrics authorized by the shareholder-approved 2006 Omnibus Incentive Plan.
☑	Tally Sheets. The Committee reviews tally sheets that include an executive’s current and historical compensation amounts, stock ownership and retirement amounts, as well as amounts owed by the Company upon various termination scenarios in order to make well informed compensation decisions.
☑	Double Trigger Change-In-Control. We provide double trigger change-in-control protection to our executive officers, which means they may be entitled to severance of up to one or two times base salary and bonus only in the event of both a change-in-control of the Company and a qualifying employment termination. Restricted stock awards granted after 2013 also provide for double trigger change-in-control vesting.
☑	Share Ownership Guidelines. We maintain rigorous share ownership guidelines, which are applicable to all executives and non-employee directors, as appropriate.
☑	Clawback Policy. We have a recoupment provision that applies to our incentive arrangements in the event that our financial statements are restated due to material non-compliance with financial reporting requirements and the Committee determines that an incentive award recipient is culpable for such restatement.
☑	Risk Mitigation. We mitigate undue risks associated with compensation through the use of caps on potential incentive payments; maintaining clawback provisions, anti-hedging, anti-pledging and stock ownership policies and guidelines; retention provisions in equity grants; and multiple performance metrics that focus on profitability and capital efficiency.
☑	Annual Say on Pay Vote. Our NEO compensation program is presented to shareholders for an advisory vote on an annual basis.

OUR PRACTICES EXCLUDE:

☒	Executive Employment Agreements. We do not, as a standard practice, provide executives with employment agreements and do not currently have any in place.
☒	Dividend Equivalents on Unearned Performance Share Unit Awards. We do not provide dividends or dividend equivalents on unearned performance share unit (“PSU”) awards.
☒	Tax Gross-Ups on Perquisites or Severance. We do not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.
☒	Hedging and Pledging. We do not permit hedging or pledging transactions in the Company’s stock, pursuant to our Insider Trading Policy.

Elements of Compensation

Executive officers’ compensation includes base salary, annual cash incentive awards, and equity-based long-term incentive awards. The Committee aligns executive officer compensation with the Company’s performance relative to pre-established performance goals based on stated Company financial objectives, which are designed to drive the creation of long-term value for our shareholders.

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The Committee administers both short-term and long-term incentive compensation plans within its executive compensation structure, and the main features of the executive compensation program are as follows:

•	Base salaries, which represent competitive fixed compensation and reflect the executive’s experience, responsibilities and expertise.

•	A short-term cash incentive award, issued pursuant to the Executive Annual Incentive Compensation Plan (the “2015 Annual Plan”) in which payment is contingent on meeting annual financial performance goals that align with an executive’s responsibilities. The performance criteria used for the 2015 Annual Plan were:

○	2015 Corporate Return on Invested Capital (“ROIC”)[1];

○	2015 Corporate and Operating Unit Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)[2]; and

○	2015 Corporate and Operating Unit Working Capital as a Percentage of Sales[3].

(Please note that the text of all footnotes is located at the end of this section.)

•	Long-term incentive awards heavily weighted toward performance, with 75% of the target long-term incentive opportunity granted in the form of PSUs that are paid, if earned, based on the achievement of pre-determined corporate level performance goals over a three year period, and 25% of the target long-term incentive opportunity granted in the form of time-vested restricted stock, which vests ratably in one-third installments over a three-year period from grant. All equity awards are made under the Company’s shareholder-approved 2006 Omnibus Incentive Plan.

•	The performance goals used for the 2015 PSU awards were two equally-weighted metrics of 2015-2017 Average ROIC[4] and Compound Annual Growth Rate of Earnings from Continuing Operations (“Earnings CAGR”)[5], each measured over a three year period.

•	Both the 2015 Annual Plan and the 2015 PSUs provide the Committee with the discretion to recoup previously paid awards from individuals whose actions were deemed to have resulted in a restatement or adjustment to the Company’s financial results.

•	The Company maintains a Key Employee Separation Plan (the “Separation Plan”) that provides officers with severance in the event of both a change-in-control and qualifying employment termination. The Separation Plan does not contain any single trigger payments or tax gross-ups, and severance is capped at one or two times base salary and bonus, depending on the executive.

Annual and long-term performance goals are approved by the Committee at the beginning of each year after consideration of the Company’s prior year performance, budgeted performance for the performance period, and anticipated market and economic conditions for the performance period.

Realizable Pay-for-Performance Alignment

In 2015, the Committee’s independent compensation consultant, Pay Governance, LLC, prepared an assessment to determine the alignment of the aggregate compensation awarded to our CEO for the prior three and five years based on the performance of the Company relative to the Company’s Comparator Group (described below) over such periods. Pay Governance determined that the CEO’s realizable compensation ranked within the third quartile (58th percentile) of the Comparator Group over a three-year period and within the second quartile (44th percentile) over a five-year period, while composite performance, defined as the relative ranking of EBITDA Margin6, ROIC and Total

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Shareholder Return (“TSR”) (measured as stock price appreciation, plus dividends), ranked within the third quartile (50th and 54th percentiles, respectively) of this group over the same three- and five-year periods. The Committee evaluated this information and concluded that the Company’s relative performance was aligned appropriately with the relative realizable value of the CEO’s compensation over the periods examined.

Measurement Period	Company Composite Performance Ranking	CEO Realizable Pay Percentile Ranking	Difference
Three Years 2012 – 2014	59th percentile	58th percentile	1%
Five Years 2010 – 2014	54th percentile	44th percentile	10%

Results of 2015 Shareholder Vote on Named Executive Officer Compensation

In May 2015, we held a shareholder advisory vote on the compensation paid to our NEOs, which resulted in the significant approval by shareholders of 2014 compensation paid to our NEOs, with approximately 86% of votes cast in favor of our say-on-pay proposal. Based on this feedback, and as the Company evaluated its compensation policies and practices throughout the remainder of 2015, we contacted several key shareholders to discuss our compensation practices and obtain their views on our policies and programs. The results of these conversations were relayed to our Board of Directors and no significant changes to our programs were deemed to be necessary as a result of the 2015 say-on-pay vote result and such conversations.

In connection with the Committee’s determination of 2016 executive compensation, the Company was mindful of the strong support our shareholders expressed for our pay-for-performance philosophy, which is designed to link the compensation paid to our executive officers, including NEOs, to the Company’s financial and share performance in order to ensure that we are delivering value to our shareholders and not merely performing well against our peers.

The remainder of this Compensation Discussion and Analysis is divided into three parts:

1.	Summary of 2015 Compensation Arrangements, which provides 2015 business performance highlights and a brief summary of the Company’s executive compensation program;
2.	Overview of Compensation Framework, which reviews in greater detail overall considerations in determining executive pay, as well as the key elements of 2015 executive compensation at the Company; and
3.	Other Compensation Practices, which apply to our NEOs’ compensatory arrangements.

Summary of 2015 Compensation Arrangements

In 2015, the Company achieved the following positive results:

•	Record revenue of $624.5 million
•	Revenues for the year increased by $17.3 million or 2.9%
•	Cash flow from operating activities was $56.2 million

Determining the Chief Executive Officer’s Compensation

The compensation of our CEO, Robert Bauer, consists of three major components: base salary, an annual cash incentive, and a long-term incentive in the form of equity awards. In 2015, Mr. Bauer’s base salary was not increased and remained at $613,000.

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Mr. Bauer’s 2015 Annual Plan cash award was calculated as described in the 2015 Annual Plan on pages 37-40. As a result of the Company’s performance in 2015, Mr. Bauer earned an annual cash incentive payout of $334,453, which represented 68.2% of his target award opportunity, and is included in the Summary Compensation Table on page 49.

Mr. Bauer’s long-term incentive equity award for 2015 was targeted at $915,000, with shares awarded in accordance with the Company’s Long-Term Incentive Plan (“LTIP”) and further described on pages 40-42. The target represented an increase from 2014 based on Pay Governance’s report that Mr. Bauer’s long-term compensation was below the market median.

Determining Compensation for Other Named Executive Officers

Each of our other NEOs is a leader of an individual business or function of the Company who reports directly to the CEO. The CEO develops the objectives that each individual member of the executive management team is expected to achieve, against which the executive officer’s performance is assessed. These objectives are reviewed with the Committee at the beginning of each year and are derived largely from the Company’s annual financial and strategic planning sessions in which the other NEOs participate and the Board reviews. The CEO leads the assessment of each other NEO’s individual performance against these objectives, as well as the Company’s overall performance and the performance of each NEO’s business or function. The CEO then makes a compensation recommendation to the Committee for each NEO, in consultation with the Company’s VP, Human Resources and Administration. The NEOs, including the CEO, do not participate in the final determination of their own compensation.

Using proxy data from the Comparator Group, compensation surveys and, at times, the input of the consultant, the Committee determines competitive compensation levels for the NEOs and the other executive officers of the Company. As with the CEO, the NEOs’ compensation consists of three major components: base salary, an annual cash incentive and a long-term incentive in the form of equity awards.

Determination of base salaries for the non-CEO NEOs is described further on page 37. As with the CEO, the 2015 annual cash incentive awards for these NEOs were determined in accordance with the 2015 Annual Plan, as described on pages 37-40, and their long-term incentive equity awards were granted in accordance with the LTIP, as described on pages 40-42.

Overview of Compensation Framework

The Company seeks to attract and retain talented and qualified executives through the use of compensation programs that are balanced and competitive. The Committee pursues this goal through its approval of executive officer compensation and, in the case of the CEO, recommending that the Board ratify his compensatory arrangements. The Committee’s executive compensation philosophy is to align compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.

The Committee generally aligns executive officer compensation with the Company’s performance in order to drive short-term achievement and create long-term shareholder value. Our compensation program reflects the goals of consistent behavior and balancing short- and long-term interests. Due to the Company’s product mix and distinct manufacturing and distribution businesses, our Company does not have “true” peers among publicly-traded companies and, for this reason, the Committee believes that Company-specific performance measures, as opposed to performance goals measured relative to

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peer company performance, is most appropriate to incentivize management to achieve the business goals of the Company. Further, annual and long-term performance measures include a mix of factors to avoid over-emphasis on any single measure. A significant portion of the executive officers’ potential compensation is variable and earned under incentive plans that are based on the Company’s performance and the value delivered to the Company’s shareholders.

Realizable Pay-for-Performance Evaluation

In order to test the alignment of executive officer compensation and Company performance, in 2015 the Committee, with the assistance of its compensation consultant, examined the relationship of the CEO’s compensation and Company performance against the Comparator Group. Performance was defined as the relative ranking of the following three performance metrics:

•	EBITDA Margin;
•	ROIC; and
•	TSR.

The Committee evaluated each performance metric independently relative to the Comparator Group for the three-year period of 2012 to 2014 and the five-year period of 2010 to 2014 (2014 being the most current available data). The relative ranking of each performance metric was averaged to form a performance composite ranking. Similarly, the Committee reviewed the CEO’s realizable compensation over the same three- and five-year periods. Realizable compensation includes:

•	Base salary;
•	Actual annual cash incentive awards paid;
•	Time-vested restricted stock awards granted during the applicable period and valued at the year-end 2014 stock price; and
•	PSUs granted during the applicable period that were earned or expected to be earned and valued at the year-end 2014 stock price.

The Company’s relative performance composite ranking and the CEO’s realizable compensation was aligned with the Comparator Group companies as follows:

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The Committee evaluated this information and concluded that the Company’s relative performance was consistent with the relative realizable value of compensation paid to the CEO.

The Use of Market Compensation Data

The Committee’s objective is to pay executives fairly and competitively. Executive pay is measured against a Comparator Group, as well as other market data (described below), to confirm that compensation is within the range of competitive practices.

Each year, to assist in its compensation decisions to determine market rates for overall compensation and each pay component, the Committee reviews market data drawn from the following sources: (i) survey from Towers Watson and (ii) the compensation practices of the Comparator Group.

As stated above, the Committee does not believe the Company has true “peers” among publicly-traded organizations. Accordingly, the Committee reviews the compensation of certain publicly-traded companies that are, in many respects, comparable to the Company. The Comparator Group was selected based on the following criteria:

•	Revenues ranging from approximately one-half to double that of the Company;

•	Assets ranging from approximately one-half to double that of the Company;

•	Market capitalization of less than $1.5 billion at the time of review by the Committee;

•	Less than 4,000 employees;

•	Gross margin less than 40% and asset turnover of greater than .90, indicating less asset intensive businesses and likely a distribution business element; and

•	Industry sector generally composed of materials and industrial companies.

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The Committee approved the following 20 Comparator Group companies for 2015 executive compensation purposes:  A.M. Castle & Co., Accuride Corp., Alamo Group, Inc., CIRCOR International, Inc., Columbus McKinnon Corporation, Furmanite Corporation, Gibraltar Industries, Inc., Lydall, Inc., MYR Group, Inc., NN, Inc., Northwest Pipe Co., Olympic Steel, Inc., American Railcar Industries, Inc., Lindsay Corporation, Orion Marine Group, Quanex Building Products Corporation, Insteel Industries, Houston Wire & Cable Co., Raven Industries, Inc., and Sterling Construction Co., Inc. This Comparator Group is the same as the peer group used for the 2014 executive compensation program.

Role of the Compensation Committee in Establishing Objectives

The Company’s executive compensation program is intended to create long-term value by retaining and rewarding outstanding leaders and motivating them to perform at the highest level. Incentives are designed to reward financial and operating performance.  After considering the pay practices of other organizations through our review of the compensation practices of the Comparator Group and the Towers Watson compensation survey, the Committee exercises its judgment in making decisions on individual executive compensation components, including the amount and allocation of compensation. The Committee annually reviews and, if appropriate, adjusts these compensation components based on market and business conditions.

The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation.  Each year, the Committee identifies a variety of financial metrics and establishes rigorous annual and three year performance goals as the basis for motivating and rewarding executives and aligning compensation with the performance of the Company.

If the Company’s performance exceeds our goals and expectations, the incentive plans pay above the targeted level.  If the Company’s performance falls below our goals and expectations, the incentive plans pay either below the targeted level, or nothing if threshold performance is not met. Both the 2015 Annual Plan and the PSU awards include payout limits to prevent excessive payments and discourage executives from engaging in inappropriately risky behavior that may be contrary to the best interests of the Company and its shareholders.

In 2015, potential compensation for current NEOs was allocated among each compensation element, as follows:

Notes:

Fixed cash base salary includes base salary earned in 2015 as disclosed in the Summary Compensation Table on page 49.

Annual and long-term incentive percentages calculated based on salary disclosed in the Summary Compensation Table on page 49, with the annual and long-term incentives being reflected at target.

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Compensation Elements

Compensation of our NEOs includes base salary, annual cash incentive awards, and long-term equity awards.

Base Salary

In 2015, base salary amounts for each NEO were established after considering each NEO’s performance and reviewing compensation data from the Comparator Group and other similarly-sized organizations included in the Towers Watson compensation survey. With respect to the Comparator Group and the survey, we targeted the fiftieth percentiles derived from this data. Additionally, base salaries are reviewed annually for merit-based increases. For 2015, our NEOs, other than the CEO, who were serving at the beginning of the fiscal year received merit increases of 3.0% to 4.0%.

2015 Executive Annual Incentive Compensation Plan (2015 Annual Plan)

The Committee establishes the performance criteria, which for 2015 was designed to provide performance-based cash compensation for the performance period of January 1, 2015 through December 31, 2015 and align NEOs’ compensation with the achievement of performance goals that support the Company’s business strategy. The Committee determined that the 2015 Annual Plan would be funded by 7% of 2015 Adjusted EBITDA7.  The Committee then approved the following 2015 performance measures and goals for the awards under the 2015 Annual Plan:

•   2015 Corporate ROIC

•   2015 Corporate and Operating Unit Adjusted EBITDA

•   2015 Corporate and Operating Unit Working Capital as a Percentage of Sales

To determine a NEO’s annual incentive opportunity, a participant’s base salary is multiplied by a target percentage to obtain a target award. Target percentages for each participant’s position approximate the market median. For the 2015 Annual Plan, each NEO was assigned the following target opportunity as a percent of base salary:

Name	Target Percentage
Robert P. Bauer	80%
David J. Russo	60%
John F. Kasel	50%
Patrick J. Guinee	45%
David R. Sauder	40%

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The table below illustrates the 2015 performance measures and weighting assigned to each participating NEO:

Performance Metric	Robert P. Bauer	David J. Russo	John F. Kasel	Patrick J. Guinee	David R. Sauder
Corporate ROIC	15%	15%	—	15%	15%
Corporate Adjusted EBITDA	70%	70%	30%	70%	70%
Operating Unit Adjusted EBITDA	—	—	50%	—	—
Corporate Working Capital as a Percentage of Sales	15%	15%	—	15%	15%
Operating Unit Working Capital as a Percentage of Sales	—	—	20%	—	—

In February 2016, the Committee determined that the 2015 Annual Plan was funded at approximately $4 million, and payments were calculated based on the actual level of attainment of each performance metric relative to the stated targets. The 2015 performance goals and payout percentage for each metric are summarized below:

Corporate ROIC Performance and Payout Ranges

(Messrs. Bauer, Russo, Guinee, and Sauder)

2015 ROIC	2015 Payout Range
127.5% and Over	200%
100%	100%
80%	20%
Less than 80%	0%

2015 Actual Performance	2015 Payout as % of Target
90.2%	58%

Corporate & Operating Unit Adjusted EBITDA Performance and Payout Ranges

(Messrs. Bauer, Russo, Kasel, Guinee, and Sauder)

2015 Adjusted EBITDA	2015 Payout Range
170% and over	200%
100%	100%
50%	20%
Less than 50%	0%

2015 Actual Performance	2015 Payout as % of Target
Corporate
90.6%	85%
Rail Products
102.2%	103%

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Corporate and Operating Unit Working Capital as a % of Sales Performance and Payout Ranges

(Messrs. Bauer, Russo, Kasel, Guinee, and Sauder)

2015 Working Capital as a % of Sales Goals	2015 Payout Range
86% and under	200%
100%	100%
110%	40%
Greater than 110%	0%
2015 Actual Performance	2015 Payout as % of Target
Corporate
118.4%	0%
Rail Products
126.0%	0%

Corporate ROIC and Actual Performance and 2015 Payout

	2015 Target Performance Goal	2015 Actual Performance	2015 Payout as a % of Target
Mr. Bauer	9.79%	8.84%	58%
Mr. Russo	9.79%	8.84%	58%
Mr. Guinee	9.79%	8.84%	58%
Mr. Sauder	9.79%	8.84%	58%

Corporate Adjusted EBITDA Target and Actual Performance and 2015 Payout

	2015 Target Performance Goal	2015 Actual Performance	2015 Payout as a % of Target
Mr. Bauer	$63.1M	$57.1M	85%
Mr. Russo	$63.1M	$57.1M	85%
Mr. Kasel	$63.1M	$57.1M	85%
Mr. Guinee	$63.1M	$57.1M	85%
Mr. Sauder	$63.1M	$57.1M	85%

Operating Unit Adjusted EBITDA Income Target and Actual Performance and 2015 Payout

	2015 Target Performance Goal	2015 Actual Performance	2015 Payout as a % of Target
Mr. Kasel	$51.2M	$52.3M	103%

Corporate Working Capital as a % of Sales Target and Actual Performance and 2015 Payout

	2015 Target Performance Goal	2015 Actual Performance	2015 Payout as a % of Target
Mr. Bauer	17.7%	21.0%	0%
Mr. Russo	17.7%	21.0%	0%
Mr. Guinee	17.7%	21.0%	0%
Mr. Sauder	17.7%	21.0%	0%

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Operating Unit Working Capital as a % of Sales Target and Actual Performance and 2015 Payout

	2015 Target Performance Goal	2015 Actual Performance	2015 Payout as a % of Target
Mr. Kasel	17.4%	21.9%	0%

Actual cash incentive awards earned and paid to the NEOs are included in the Summary Compensation Table on page 49 under the column heading Non-Equity Incentive Plan Compensation.

Long-Term Incentive Plan

2015 Long-Term Incentive Awards

In 2015, the Committee approved annual grants of equity to each NEO. This program consists of two components: time-vested restricted stock and PSUs. The program provides (i) NEOs with an incentive to remain with the Company, (ii) a means for NEOs to build ownership in the Company and (iii) alignment with the value of NEOs’ awards and the Company’s long-term financial performance.

For each NEO, 25% of the target long-term incentive value was granted in the form of time-vested restricted stock, which vests ratably in one-third installments over a three-year period from grant. The average closing price per share of the Company’s common stock during the first 15 calendar days of February 2015 was used to determine the number of shares granted to each executive. The Committee believes that restricted stock awards recognize the cyclicality of the Company’s markets, promote executive retention and build ownership in the Company. Restricted stock also aligns our NEOs’ compensation and Company performance by conditioning a portion of the incentive opportunity upon appreciation of share value.

The remaining 75% of a NEO’s target long-term incentive award was distributed in the form of PSUs, with the number of units determined in the same manner as the portion granted in restricted stock. The PSUs have a performance period of January 1, 2015 through December 31, 2017, and will be converted into Company common stock based upon the Company’s achievement of two equally-weighted performance goals of Average ROIC and Earnings CAGR, measured over a cumulative three year performance period. The PSUs are designed to align compensation and Company performance by making our NEOs’ long-term incentive compensation over a three-year performance period contingent upon the Company’s 2015-2017 Average ROIC and Earnings CAGR.

In 2015, the Committee approved the following target long-term incentive values for each NEO, to be allocated between restricted stock awards and PSUs:

Name	Target ($)
Robert P. Bauer	$915,000
David J. Russo	$300,000
John F. Kasel	$260,000
Patrick J. Guinee	$150,000
David R. Sauder(1)	$165,000

(1)	In connection with Mr. Sauder’s voluntary resignation from the Company, he forfeited, in total, the 2015 restricted stock and PSU awards granted to him.

The NEOs were awarded the following restricted shares and PSUs:

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Name	Restricted Shares	2015-2017 PSUs (at Target)
Robert P. Bauer	4,602	13,806
David J. Russo	1,509	4,526
John F. Kasel	1,308	3,922
Patrick J. Guinee	754	2,264
David R. Sauder	830	2,490

The number of PSUs to be earned at the end of the performance period and awarded to a participant in common stock is determined by multiplying each participant’s PSUs by the Average ROIC “Percent of PSUs Earned” and “Earnings CAGR Award Multiplier” below, which corresponds to the Company’s 2015-2017 Average ROIC and Earnings CAGR performance, respectively, compared to target for the three-year performance period, and is weighted 50% for ROIC performance and 50% for the Earnings CAGR performance:

2015-2017 Average ROIC
Level of Performance	Average ROIC	Percent of PSUs Earned
Below Threshold	Below 10.5%	0%
Threshold	Equal to 10.5%	50%
Target	Equal to 14.0%	100%
Outstanding	Equal to or Greater than 17.5%	200%

Earnings CAGR

Earnings Growth Rate	Earnings CAGR Award Multiplier	Earnings Growth Rate	Earnings CAGR Award Multiplier
<2%	0	9%	1.80
2%	.20	10%	2.00
3%	.60	11%	2.20
4%	.80	12%	2.40
5%	1.00	13%	2.60
6%	1.20	14%	2.80
7%	1.40	15%	3.00
8%	1.60	15%+	3.00

For more information regarding the 2015 PSU and restricted stock awards granted to our NEOs, please see the Summary Compensation Table and Grants of Plan Based Awards in 2015.

2013-2015 Performance Share Unit Awards

The performance goals applicable to the 2013 PSU awards were Corporate ROIC (50%) and Earnings CAGR (50%) and were measured over a performance period of January 1, 2013 through December 31, 2015. The formulas applicable to each of the Corporate ROIC and Earnings CAGR metrics are described on pages 23-25 of our proxy statement filed on April 11, 2014.

Actual ROIC achievement for the three-year performance period was derived by averaging the actual ROIC in fiscal years 2013, 2014 and 2015. The results were 13.40%, 11.16%, and 6.80% in those years, respectively, leading to an average ROIC of 10.45%, which resulted in no pay-out as to this metric. The Earning CAGR achievement for the three-year period was (17.8%), which resulted in

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no pay-out as to this metric. As a result, our NEOs who were granted these awards in 2013 did not earn their respective 2013 PSU awards and the awards were cancelled in their entirety.

Other Compensation Practices

Retirement Plans

The NEOs participate in the Company’s 401(k) and Profit Sharing Plan (“401(k) Plan”), a defined contribution retirement plan, qualifying under Section 401(k) of the Code, which is available to a broad segment of the Company’s employees. The Company’s contributions for 2015 to the 401(k) Plan with respect to our NEOs are included in the Summary Compensation Table (see page 49).

The Company also maintains a Supplemental Executive Retirement Plan (the “SERP”) under which executive officers may accrue benefits unavailable under the 401(k) Plan because of Code limitations. These benefits are also included in the Summary Compensation Table and 2015 Non-Qualified Deferred Compensation table (see pages 49 and 53, respectively).

The Company maintains these retirement plans for retention purposes and to provide a competitive opportunity for the Company’s employees to obtain a secure retirement.

Employment Agreements, Separation Plan, and Change-In-Control Arrangements

The Company does not currently provide its NEOs with formal employment agreements.

The Separation Plan provides severance in the event of both a change-in-control of the Company and a qualifying termination of a NEO’s employment, and includes Mr. Bauer as a participant.  The Committee believes that providing severance in these situations is beneficial to shareholders so that executives may remain indifferent when evaluating a transaction that may be beneficial to shareholders, yet could negatively impact their continued employment with the Company. In the event a participant experiences a qualifying employment termination in connection with a change-in-control of the Company, such participant is entitled to receive the participant’s base salary plus the average of the participant’s annual cash bonuses paid or due and payable over the prior three calendar years multiplied by a “Benefit Factor” (subject to execution (and non-revocation) of a release of claims and compliance with confidentiality and one-year non-compete and customer and employee non-solicit obligations).

The participants’ Benefit Factors are as follows:

Benefit Factor
CEO and Senior Vice Presidents	2
Vice Presidents and Controller	1

Subject to compliance with the obligations in the release, a participant also will be paid $15,000 for outplacement services, and provided medical, dental and vision insurance for up to 18 months post-employment. A participant will not be entitled to these payments and benefits under the Separation Plan, unless both:  (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily without “cause” or for “good reason”).

Our PSUs and restricted stock award agreements also include change-in-control provisions. In the event of a change-in-control, the Committee may, in its discretion, determine that PSU awards are deemed earned at a target award level on a pro-rated basis (generally based on the number of months

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elapsed during the applicable performance period prior to the change-in-control). For restricted stock awards granted to executives prior to 2014, such awards will vest in connection with a change-in-control and, for executive restricted stock awards granted in 2014 and thereafter, such awards will only vest if an executive experiences a qualifying termination of employment in connection with a change-in-control (double trigger).

Any payment to a participant that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code will cause the payment to be reduced to an amount, which maximizes the aggregate present value of the payment, without causing any payment to be subject to the limitation of deduction under Section 280G.  See pages 55-59 for estimates on the benefits the NEOs would have received if a participant was terminated on December 31, 2015, in connection with a change-in-control.

Stock Ownership Policy

The Company’s Stock Ownership Policy requires our CEO to own stock valued at least 5 times his salary.  Senior Vice Presidents are required to own stock valued at least 2.5 times their respective salaries, and Vice Presidents and the Controller are required to own stock valued at least 1.5 times their respective salaries.  The Stock Ownership Policy requires executives to retain 100% of the shares that are earned or that vest (net of tax) at any time while the value of current holdings is below the target requirement.  Shares that count toward the requirement include unvested restricted shares, shares acquired through employee benefit plans and shares held outright by the executive.  In cases of hardship, the CEO may recommend to the Committee, and the Committee may grant the executive, permission to sell shares even if the Policy requirement has not been met. The Committee believes that such ownership requirements will discourage executives from taking any excessive long-term risks.

Tax Considerations

The Committee has considered the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements.  In certain instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to the Company for such compensation.

Section 409A.  Participation in, and compensation paid under, the Company’s plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.  Generally, to the extent that the Company’s plans, arrangements and agreements fail to meet certain requirements under Section 409A of the Code, compensation earned thereunder may be subject to immediate taxation and tax penalties.  It is the intent of the Company that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the Code (or an exception thereto).

Section 162(m).  With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  While the Committee considers the tax impact of any compensation arrangement, the Committee evaluates such impact in light of our overall compensation objectives.  The Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of the Company and/or its shareholders.

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Right of Recovery (Clawback)

The Company has adopted policies regarding the Committee’s authority to adjust or recover annual incentive or PSU payments or awards if the Committee finds certain recipients of such awards culpable in connection with an accounting restatement due to material non-compliance with financial reporting requirements.

Other Corporate Plans

At various times in the past, the Company has adopted certain employee benefit plans in which NEOs have been permitted to participate.  The Company also provides certain executive officers with life, long-term disability and health insurance programs.  The incremental cost to the Company of our NEOs’ benefits provided under these programs is included in the Summary Compensation Table (see page 49).  Benefits under these plans are not directly or indirectly tied to Company performance.

The Company also provides limited perquisites to the NEOs, which may include car allowances or use of a leased car, financial planning services, and membership in athletic or social clubs.  The Company’s incremental costs for these perquisites are included in the Summary Compensation Table.

Footnote Definitions for Section: Executive Compensation

[1]	“2015 Corporate ROIC” means, with respect to the Company for the 2015 fiscal year: (a) after tax earnings from continuing operations before interest income and interest expense and amortization charges (all tax affected using the effective corporate tax rate), divided by (b) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles. ROIC was expressed as a percentage and determined without regard to: (i) the effect of changes in accounting principles, (ii) any on-going and/or one-time costs and/or expenses attributable to an acquisition, including but not limited to, those related to the negotiation, completion and/or integration of an acquisition, incurred during the fiscal year, (iii) any costs related to purchase accounting step up in the basis of tangible or intangible assets not classified as amortization, (iv) the elimination of the impact of all assets and liabilities purchased or incurred as a result of an acquisition, (v) any on-going and/or one-time costs and/or expenses (exclusive of employee travel) related to the unsuccessfully attempted acquisition of a business during the 2015 fiscal year, (vi) any on-going and/or one-time costs and/or expenses associated with the successful or unsuccessful sale of a business (exclusive of employee travel), (vii) any significant or non-recurring items which are disclosed in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K for such period and which would have an adverse effect on the pay-out amount of a participant’s award, and (viii) the reported results of an acquisition completed in the fiscal year, including the results of operations and financial position. Notwithstanding the foregoing, in the event that a business was sold during the fiscal year, such business’ target and adjusted actual results were eliminated from all calculations.

[2]	“2015 Corporate and Operating Unit Adjusted EBITDA” (Earnings before interest, taxes, depreciation, and amortization) means, with respect to the Company or an operating unit, for the fiscal year 2015, determined in accordance with generally accepted accounting principles, including the applicable LIFO charge or credit: (a) income from continuing operations; (b) plus income tax expense; (c) plus interest expense; (d) minus interest income; (e) plus depreciation expense; and (f) plus amortization expense. Adjusted EBITDA was calculated without regard to: (i) the effect of changes in accounting principles, (ii) any on-going and/or one-time costs and/or expenses attributable to an acquisition, including but not limited to, those related to the negotiation, completion

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and/or integration of an acquisition, incurred during the fiscal year 2015, (iii) any costs related to the purchase accounting step up in the basis of tangible or intangible assets not classified as depreciation or amortization, (iv) any on-going and/or one-time costs and/or expenses related to the unsuccessfully attempted acquisition of a business during the fiscal year 2015 (exclusive of employee travel), (v) any on-going and/or one-time costs and/or expenses (exclusive of employee travel) associated with the sale or attempted sale of a business in the fiscal year 2015, (vi) any significant or non-recurring items which are disclosed in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K for such period and which would have an adverse effect on the pay-out amount of a participant’s award, (vii) the costs of the plan for domestic operating units, (viii) the impact on any operating unit attributable to any administrative intercompany charges related to transfer pricing compliance where the consolidated impact is zero, and (ix) the reported results of an acquisition completed in fiscal year 2015. Notwithstanding the foregoing, in the event that a business is sold during the fiscal year, such business’ target and adjusted actual results were eliminated from all calculations.

[3]	“2015 Corporate and Operating Unit Working Capital as a Percentage of Sales” means, with respect to the Company or, as applicable, for an operating unit, for fiscal year 2015, the average monthly balances of inventory and accounts receivable less the average monthly balances of accounts payable and deferred revenue divided by annual net sales, provided however that all the above items, were determined without regard to: (i) any on-going and/or one-time costs and/or expenses relating to acquisitions transacted during fiscal year 2015, (ii) businesses reclassified as “Discontinued Operations,” (iii) the impact on any operating unit attributable to any administrative intercompany charges related to transfer pricing compliance where the consolidated impact is zero, and (iv) the reported results of an acquisition completed in fiscal year 2015, including the results of operations and financial position. Notwithstanding the foregoing, in the event that a business is sold during fiscal year 2015, such business’ target and adjusted actual results were eliminated from all calculations.

[4]	“2015-2017 ROIC” means, with respect to any calendar year: (A) after tax earnings from continuing operations before interest income and interest expense and amortization charges (all tax affected using the effective corporate tax rate), divided by (B) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

ROIC will be expressed as a percentage (%) and calculated annually for the Company for each calendar year in the performance period; provided, however, that ROIC will be determined without regard to: (i) the effect of changes in accounting principles; (ii) any on-going and/or one-time costs and/or expenses attributable to an acquisition, including but not limited to, those related to the negotiation, completion and/or integration of an acquisition, incurred during the year of acquisition in the performance period; (iii) any costs related to purchase accounting step up in the basis of tangible or intangible assets not classified as depreciation and amortization; (iv) the impact of all assets and liabilities purchased or incurred as a result of an acquisition; (v) any on-going and/or one-time costs and/or expenses related to the unsuccessfully attempted acquisition of a business during the performance period (exclusive of employee travel); (vi) any on-going and/or one-time costs and/or expenses associated with the successful or unsuccessful sale of a business (exclusive of employee travel); (vii) any significant or non-recurring items which are disclosed in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K for such period and which would have an adverse effect on the number of PSUs earned; (viii) any charges, losses or expenses and the resulting impact to assets and liabilities relating to warranty claims (the “Warranty Matters”); and (ix) the reported results of an acquisition in the calendar year of such acquisition in the performance period, including the results of operations

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and financial position. Notwithstanding the foregoing, (i) in the event that a business is sold during a calendar year in the performance period, the impact of such business’ results will be excluded from the ROIC calculation for such year and (ii) the Committee expressly reserves the right not to exclude the effect of any of the above adjustments if such adjustments would result in an increase in award pay-out. The “Average ROIC” for the performance period will be calculated by aggregating the ROIC percentages and dividing by three (3).

[5]	2015-2017 Compound Annual Growth Rate of Earnings from Continuing Operations (Earnings CAGR) means the growth rate of income from continuing operations as measured on a cumulative annual rate of growth over the specified three year period. The growth rate is calculated as follows: (1/3) -1, where “Year 3 Income” is the income from continuing operations in the final year of the program and “Base Year Income” represents the income from continuing operations for the year immediately preceding the commencement of the performance period; provided, however, that Earnings CAGR will be determined without regard to: (i) the effect of changes in accounting principles; (ii) any costs related to purchase accounting step up in the basis of tangible or intangible assets; (iii) any on-going and/or one-time costs and/or expenses attributable to an acquisition, including but not limited to, those related to the negotiation, completion and/or integration of an acquisition, incurred during the year of acquisition in the performance period; (iv) any on-going and/or one-time costs and/or expenses related to the unsuccessfully attempted acquisition of a business during the performance period; (v) any on-going and/or one-time costs and/or expenses associated with the successful or unsuccessful sale of a business (exclusive of employee travel); (vi) any significant or non-recurring items which are disclosed in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K for such period and which would have an adverse effect on the number of PSUs earned; (vii) any charges, losses or expenses and the resulting impact to assets and liabilities relating to Warranty Matters; and (viii) the reported results of an acquisition in the calendar year of such acquisition in the performance period, including the results of operations and financial position. For the 2015 – 2017 PSU program, the Base Year Income (January 1, 2014 through December 31, 2014) was the final audited income from continuing operations for such year. Notwithstanding the foregoing, the Committee expressly reserved the right not to exclude the effect of any of the above adjustments if such adjustments would result in an increase in award pay-out.

[6]	“EBITDA Margin” means earnings before interest, taxes, depreciation and amortization divided by total revenue.

[7]	“2015 Adjusted EBITDA” (Earnings before interest, taxes, depreciation, and amortization) means with respect to the Company and operating unit for the 2015 performance period, determined in accordance with generally accepted accounting principles, including the applicable LIFO charge or credit (a) income from continuing operations; (b) plus income tax expense; (c) plus interest expense; (d) minus interest income; (e) plus depreciation expense; and (f) plus amortization expense. Adjusted EBITDA was calculated without regard to: (i) the effect of changes in accounting principles, (ii) any on-going and/or one-time costs and/or expenses attributable to an acquisition, including but not limited to, those related to the negotiation, completion and/or integration of an acquisition, incurred during the 2015 performance period, (iii) any costs related to the purchase accounting step up in the basis of tangible or intangible assets not classified as depreciation or amortization, (iv) any on-going and/or one-time costs and/or expenses related to the unsuccessfully attempted acquisition of a business during the 2015 performance period (exclusive of employee travel), (v) any on-going and/or one-time costs and/or expenses (exclusive of employee travel) associated with the sale or attempted sale of a business in the 2015 performance period, (vi) any significant or non-recurring items which are disclosed in management’s discussion and analysis of financial condition and

46

results of operations in the Company’s Annual Report on Form 10-K for such period and which would have an adverse effect on the pay-out amount of an award, (vii) the costs of the annual incentive plan for domestic operating units unless included in the fiscal year 2015 budget, (viii) unbudgeted litigation or claim judgments and associated fees, civil penalties or settlements, and (ix) the impact on any operating unit attributable to any administrative intercompany charges related to transfer pricing compliance where the consolidated impact is zero. Notwithstanding the foregoing, in the event that a business is sold during the 2015 Performance Period, such business’ target and adjusted actual results shall be eliminated from all calculations.

Included in this Compensation Discussion and Analysis are certain non-GAAP financial measures that management and the Board of Directors use to measure the Company’s performance for incentive compensation purposes. Management and the Board of Directors believe that these measures, considered along with the corresponding GAAP measures, provide management and investors with useful information in understanding our operating results and related incentive compensation programs, as well as in measuring our operating results against the operating results of other companies.

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COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this Proxy Statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
William H. Rackoff, Chairman
G. Thomas McKane
Dirk Jungé
Suzanne B. Rowland
Bradley S. Vizi

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SUMMARY COMPENSATION TABLE - 2013, 2014, and 2015

The following table sets forth information regarding compensation of the Company’s NEOs for the years 2013, 2014, and 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Robert P. Bauer President and CEO	2015	$613,000	—	$941,912	$334,453	$107,028(3)	$1,996,393
	2014	$609,250	—	$524,058	$433,406	$100,524	$1,667,238
	2013	$592,250	—	$463,804	$342,913	$108,427	$1,507,394
David J. Russo Sr VP, CFO and Treasurer	2015	$308,357	—	$308,800	$126,180	$ 52,556(4)	$ 795,893
	2014	$297,408	—	$139,719	$155,151	$ 47,364	$ 639,642
	2013	$288,837	—	$148,417	$122,640	$ 49,694	$ 609,588
John F. Kasel Sr VP, Rail Business	2015	$293,171	—	$267,607	$112,870	$ 54,605(5)	$ 728,253
	2014	$284,767	—	$139,719	$129,569	$ 44,575	$ 598,630
	2013	$276,683	—	$148,417	$ 78,301	$ 50,898	$ 554,299
Patrick J. Guinee VP, General Counsel and Secretary	2015	$256,563	—	$154,431	$ 78,739	$ 44,229(6)	$ 533,962
	2014	$213,141	—	$305,674	$ 80,865	$ 8,201	$ 607,881
David R. Sauder VP, Global Business Development	2015	$248,187	—	$ 169,880	$ 67,705	$ 43,571(7)	$ 529,343
	2014	$241,419	—	$ 87,324	$ 91,594	$ 38,367	$ 458,704
	2013	$235,771	—	$ 92,801	$ 72,806	$ 37,927	$ 439,305

(1)	For 2015, the amounts represent the aggregate grant date fair value of the 2015-2017 LTIP awards; this grant consists of a combination of restricted stock and PSUs computed in accordance with FASB ASC Topic 718 (ASC 718) (excluding the effect of estimated forfeitures). For a discussion of valuation assumptions, see Note 15 of the Company’s 2015 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The 2015 amounts listed in this table use the closing price of Company stock on March 13, 2015 ($44.64) and for the PSUs, the amounts are based on an expected performance attainment of 0% for ROIC and 239% for the Earnings CAGR. Maximum opportunity for PSUs is $1,540,750 for Mr. Bauer; $505,102 for Mr. Russo; $437,695 for Mr. Kasel; $252,662 for Mr. Guinee; and $277,884 for Mr. Sauder. In the case of Mr. Sauder, he forfeited his 2015 restricted stock and PSU awards in connection with his voluntary resignation from the Company effective March 7, 2016.

(2)	Amounts represent cash awards paid under the 2015 Executive Annual Incentive Compensation Plan. For further information please see pages 37-40.

(3)	For Mr. Bauer, the 2015 amount includes: a SERP contribution of $45,911; a discretionary 401(k) profit sharing contribution; a 401(k) Company match of $10,600; an auto allowance of $11,700; executive medical reimbursement; Company paid life insurance premium; Company paid long-term disability premium; a club membership of $18,734; and $11,042 for financial planning services.

(4)	For Mr. Russo, the 2015 amount includes: a SERP contribution of $11,663; a discretionary 401(k) profit sharing contribution; a 401(k) Company match of $10,600; an auto allowance of $11,700; Company paid life insurance premium; Company paid long-term disability premium; club membership; and $10,329 for financial planning services.

(5)	For Mr. Kasel, the 2015 amount includes: a SERP contribution of $9,268; a discretionary 401(k) profit sharing contribution; a 401(k) Company match of $10,600; an auto allowance of $11,700; Company paid long-term disability premium; a club membership of $6,866; and $9,358 for financial planning services.

(6)	For Mr. Guinee, the 2015 amount includes: a SERP contribution of $4,255; a 401(k) Company match of $10,600; a discretionary 401(k) profit sharing contribution of $4,970; an auto allowance of $11,700; Company paid life insurance premium; Company paid long-term disability premium; professional licensing fee; and $11,113 for financial planning services.

(7)	For Mr. Sauder, the 2015 amount includes: a SERP contribution of $4,394; a discretionary 401(k) profit sharing contribution of $4,970; a 401(k) Company match of $10,600; an auto allowance of $11,700; executive medical reimbursement; Company paid life insurance premium; Company paid long-term disability premium; professional membership dues; and $9,138 for financial planning services.

GRANTS OF PLAN-BASED AWARDS IN 2015

The following table provides information on 2015 Non-Equity and Equity Incentive Plan Awards:

NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert P. Bauer	—	112,792	490,400	980,800	—	—	—	—	—
	3/13/15	—	—	—	4,832	13,806	34,515	—	616,300
	3/13/15	—	—	—				4,602	205,433

David J. Russo	—	42,553	185,014	370,028	—	—	—	—	—
	3/13/15	—	—	—	1,584	4,526	11,315	—	202,041
	3/13/15	—	—	—				1,509	67,362

John F. Kasel	—	35,181	146,586	293,171	—	—	—	—	—
	3/13/15	—	—	—	1,373	3,922	9,805	—	175,078
	3/13/15	—	—	—				1,308	58,389

Patrick J. Guinee	—	26,554	115,453	230,907	—	—	—	—	—
	3/13/15	—	—	—	792	2,264	5,660	—	101,065
	3/13/15	—	—	—				754	33,659

David R. Sauder	—	22,833	99,275	198,550	—	—	—	—	—
	3/13/15	—	—	—	872	2,490	6,225	—	111,154
	3/13/15	—	—	—				830	37,051

(1)	These grants reflect awards issued under the Executive Annual Incentive Compensation Plan in 2015 as discussed on pages 37-40. Amounts actually paid under this plan to NEOs for 2015 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These grants reflect LTIP awards of PSUs issued under the Company’s 2006 Omnibus Incentive Plan, as amended and restated, for 2015 as discussed on pages 40-41. In the case of Mr. Sauder, the PSU award was forfeited in connection with his voluntary resignation from the Company in March 2016.

(3)	This column includes restricted stock awards under the Company’s 2006 Omnibus Incentive Plan, as amended and restated, for 2015 as discussed on pages 40-41. In the case of Mr. Sauder, the restricted stock award was forfeited in connection with his voluntary resignation from the Company in March 2016.

(4)	Reflects grant date fair value of PSU and restricted stock awards determined in accordance with ASC 718. For a discussion of the valuation assumptions, see Note 15 of the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of our plans and other compensatory arrangements with our NEOs that are reported in the Summary Compensation Table and Grants of Plan-Based Awards table.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options and unvested stock awards awarded to the NEOs as of December 31, 2015:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert P. Bauer	—	—	—	31,503	$430,331	24,608	$336,145
David J. Russo	—	—	—	5,645	$ 77,111	7,406	$101,166
John F. Kasel	—	—	—	5,444	$ 74,365	6,802	$ 92,915
Patrick J. Guinee	—	—	—	6,354	$ 86,796	4,064	$ 55,514
David R. Sauder	—	—	—	2,790	$ 38,111	4,290	$ 58,601

(1)	This column includes unvested restricted stock awards granted under the LTIP in 2012, 2013, 2014, and 2015. The vesting schedule of these awards is described below:

Name	Grant Date	Vesting Date	Unvested Restricted Stock

2012 Restricted Stock Awards:
Robert P. Bauer	02/01/12	4 year ratable vesting; vests 25% (16,500 shares) per year over 4 year period	16,500
Robert P. Bauer	03/06/12	4 year cliff vesting; grant vests 03/06/16	3,931
David J. Russo	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,000
David J. Russo	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,258
John F. Kasel	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,000
John F. Kasel	03/06/12	4 year cliff vesting; grant vests 03/06/16	1,258
David R. Sauder	03/06/12	4 year cliff vesting; grant vests 03/06/16	786
2013 Restricted Stock Awards:
Robert P. Bauer	02/27/13	4 year cliff vesting; grant vests 02/27/17	2,869
David J. Russo	02/27/13	4 year cliff vesting; grant vests 02/27/17	918
John F. Kasel	02/27/13	4 year cliff vesting; grant vests 02/27/17	918
David R. Sauder	02/27/13	4 year cliff vesting; grant vests 02/27/17	574
2014 Restricted Stock Awards:
Robert P. Bauer	02/26/14	4 year cliff vesting; grant vests 02/26/18	3,601
David J. Russo	02/26/14	4 year cliff vesting; grant vests 02/26/18	960
John F. Kasel	02/26/14	4 year cliff vesting; grant vests 02/26/18	960
Patrick J. Guinee	02/25/14	4 year cliff vesting; grant vests 02/25/18	5,000
Patrick J. Guinee	02/26/14	4 year cliff vesting; grant vests 02/26/18	600
David R. Sauder	02/16/14	4 year cliff vesting; grant vests 02/26/18	600
2015 Restricted Stock Awards:
Robert P. Bauer	03/13/15	3 year ratable vesting; vests 33 1/3% per year over 3 year period	4,602
David J. Russo	03/13/15	3 year ratable vesting; vests 33 1/3% per year over 3 year period	1,509
John F. Kasel	03/13/15	3 year ratable vesting; vests 33 1/3% per year over 3 year period	1,308
Patrick J. Guinee	03/13/15	3 year ratable vesting; vests 33 1/3% per year over 3 year period	754
David R. Sauder	03/13/15	3 year ratable vesting; vests 33 1/3% per year over 3 year period	830

(2)	This column reflects the number of unvested PSU awards granted under the LTIP (for which the performance conditions have not been satisfied) as of December 31, 2015 and includes awards granted in 2014 and 2015 as described below. The 2013-2015 PSUs were not earned and, as a result, were forfeited and canceled.

(2a)	The 2014-2016 PSU awards were granted on 02/26/14. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company’s common stock in the calendar year immediately following the end of the performance period on a date determined in the Compensation Committee’s discretion, but in no event later than March 15, 2016. The number of shares included for these awards assumes target performance and includes as follows: Mr. Bauer 10,802 shares; Messrs. Russo and Kasel 2,880 shares; and Messrs. Guinee and Sauder 1,800 shares. The expected performance attainment for the ROIC portion of this grant as of December 31, 2015 is 0%, the expected attainment of the Earnings CAGR portion of this grant is 0% and, as of December 31, 2014, the Company had disclosed in its 2015 proxy statement that expected performance attainment for the ROIC portion of this grant was 63.2% and the expected attainment of the Earnings CAGR portion of this grant was 87.7%.

(2b)	The 2015-2017 PSU awards were granted on 03/13/15. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company’s common stock in the calendar year immediately following the end of the performance period on a date determined in the Compensation Committee’s discretion, but in no event later than March 15, 2017. The number of shares included for these awards assumes target performance and includes as follows: Mr. Bauer 13,806 shares; Mr. Russo 4,526 shares; Mr. Kasel 3,922 shares; Mr. Guinee 2,264 shares; and Mr. Sauder 2,490 shares. The expected performance attainment for the ROIC portion of this grant as of December 31, 2015 is 0%, the expected attainment of the Earnings CAGR portion of this grant is 175%.

(3)	Based on the Company’s December 31, 2015 closing share price of $13.66 per share.

2015 OPTION EXERCISES AND STOCK VESTED

The following table discloses the number of stock options that were exercised in 2015 by our NEOs and the number of stock awards held by our NEOs that vested during 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert P. Bauer	—	—	24,185	1,187,766
David J. Russo	—	—	4,181	174,045
John F. Kasel	—	—	4,181	174,045
Patrick J. Guinee	—	—	—	—
David R. Sauder	—	—	3,013	125,864

(1)	With respect to restricted stock, Mr. Bauer received a distribution of 16,500 shares on February 1, 2015 at $49.01 (closing price on the next trading day of February 2, 2015) per share; Mr. Russo received distributions of 994 shares on March 15, 2015 at $44.90 (closing price on the next trading day of March 16, 2015) per share, and 727 shares on December 11, 2015 at $11.09 (closing price on that date) per share; Mr. Kasel received distributions of 994 shares on March 15, 2015 at $44.90 (closing price on the next trading day of March 16, 2015) per share, and 727 shares on December 11, 2015 at $11.09 (closing price on that date) per share; Mr. Sauder received distributions of 621 and 375 shares on March 15, 2015 at $44.90 (closing price on the next trading day of March 16, 2015) per share, and 480 shares on December 11, 2015 at $11.09 (closing price on that date) per share. With respect to PSUs earned and distributed, Mr. Bauer received 7,685 shares on February 22, 2015 at $49.33 (closing price on the next trading day of February 23, 2015) per share; each of Messrs. Russo and Kasel received 2,460 shares on February 22, 2015 at $49.33 (closing price on the next trading day of February 23, 2015) per share; and Mr. Sauder received 1,537 shares on February 22, 2015 at $49.33 (closing price on the next trading day of February 23, 2015) per share.

2015 NON-QUALIFIED DEFERRED COMPENSATION

The following table discloses the contribution, earnings and balances under the Company’s defined contribution plan that provides for the deferred compensation on a non-qualified tax basis:

Name	Registrant Contributions in 2015(1)	Aggregate Earnings in 2015(2)	Aggregate Balance at December 31, 2015(3)
Robert P. Bauer	$45,911	$1,906	$166,193
David J. Russo	$11,663	$1,453	$126,670
John F. Kasel	$ 9,268	$ 908	$ 79,206
Patrick J. Guinee	$ 4,255	$ 49	$ 4,304
David R. Sauder	$ 4,394	$ 319	$ 27,851

(1)	Amounts represent 2015 Company contributions to the SERP which are included in the “All Other Compensation” column of the Summary Compensation table as described on page 49.

(2)	Amounts represent interest earned in 2015. In accordance with the SERP, the Company applies interest to the benefit amount using the calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31, 2015 or a one year annualized Treasury Bill interest rate as of the last Friday of the year, whichever is higher. For 2015, these rates were 1.16% and .61%, respectively. The interest rate applied to the benefit in 2015 was 1.16%. The amounts are not included in the Summary Compensation Table as they are not considered to be “above market” or preferential.

(3)	Amounts represent total SERP balance as of December 31, 2015. Company contributions made to the SERP in 2015 are disclosed in the Summary Compensation Table in the “All Other Compensation” column and related footnotes. Amounts also include Company contributions to the SERP which were reported in the Summary Compensation Table for the fiscal years in which the executive was a NEO: $48,710 (2014), $56,411 (2013) for Mr. Bauer; $11,087 (2014), $15,001 (2013) for Mr. Russo; $0 (2014) for Mr. Guinee; $7,058 (2014), $11,127 (2013) for Mr. Kasel; and $3,604 (2014), $6,137 (2013) for Mr. Sauder.

Description of Supplemental Executive Retirement Plan (“SERP”)

The SERP is designed primarily for the purpose of providing benefits for a select group of management or highly compensated employees of the Company and its affiliates and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The SERP is an unfunded, unsecured obligation of the Company, the benefits of which will be paid from its general assets.

We established the SERP in order to attract and retain persons that we consider to be important to our success by providing benefits that are not restricted by the statutory limitations imposed on tax-qualified retirement plans by the federal income tax laws. Executives and other eligible individuals are participants in the SERP.

The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment with the Company or its affiliates is terminated, or if the Compensation Committee, in its sole discretion, determines that a participant will no longer be a participant, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate.

The benefit provided under the SERP equals the supplemental retirement contributions credited to the participant’s account under the SERP, if any, as adjusted for interest credits. For each year or portion of a year in which a participant participates in the SERP, the participant may be credited with a matching contribution and/or a profit sharing contribution. The matching contribution is the difference, if any, between (a) the matching contribution that would have been made under the 401(k) Plan if the participant had made elective contributions to such plan sufficient to generate the maximum rate of matching contribution available under such plan, without imposition of any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the same amount with the imposition of such limits. The profit sharing contribution is the difference, if any, between (a) the profit sharing contribution that would have resulted if the applicable percentage rate had been applied on the participant’s compensation without regard to any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the actual profit sharing contribution allocated to the participant under the 401(k) Plan. The interest credit is applied by the Company each December 31 to the amounts credited to each participant’s bookkeeping account at the greater of (a) a one-year annualized treasury bill interest rate as reported for the last Friday of each year, or (b) calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31 of such year.

The balance in a participant’s bookkeeping account generally becomes distributable, in the form of a lump sum, following the six-month anniversary of a participant’s separation from service due to involuntary termination by the Company (other than for cause) or retirement upon attainment of age 65 (or 55 with the Compensation Committee’s approval). Distributions may commence sooner for participants who are not considered “key employees” under the federal income tax laws and/or in the event of a participant’s death or separation from service due to disability, as defined in the SERP. No benefits are payable under the SERP if a participant terminates employment for any reason other than those specified above.

If a participant is discharged by the Company for cause (i.e., conduct that is injurious to the Company, conduct which intentionally violates either the Company’s written policies or the reasonable directives of the Company’s CEO, or the commission of a felony), such participant’s rights to any benefits under the SERP will be forfeited. If the Compensation Committee determines that a participant is engaged in conduct detrimental to the interests of the Company or has used or is using trade secrets or other confidential information gained while employed with the Company, the Compensation Committee may, upon written notice to the participant, suspend or forfeit the participant’s right to any benefit under the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change-In-Control

As discussed on page 31 and pages 42-43, the Company has established the Separation Plan in order to retain and motivate its executives to focus on the Company’s successful operation, regardless of any real or perceived threat from a change-in-control. In certain circumstances, this Separation Plan provides for severance payments to our NEOs only upon a qualifying termination of employment in connection with a change-in-control. Certain of our stock and incentive plans and programs, and certain of our retirement plans also include change-in-control provisions or additional benefits upon termination. The following discussion explains the effects of termination, both within and outside of the context of a change-in-control, under the Separation Plan, our stock and incentive plans and programs, and our applicable retirement plans.

The payments and benefits detailed below are in addition to (i) any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis, and (ii) any accumulated vested benefits for each NEO, including those set forth in the 2015 Non-Qualified Deferred Compensation Table.

Termination of Employment - Outside of a Change-in-Control

Termination Provisions Under Our Equity and Annual Compensation Plans and Programs

We provide equity-based and cash-based long-term incentive awards for executives. Please see the Compensation Discussion and Analysis for further details of these programs.

Under the terms of the PSU Awards, in the event an awardee’s employment is terminated during a performance period by reason of death, disability, or retirement on or after the one-year anniversary of the commencement of the applicable performance period, the awardee will be entitled to receive a pro-rated payment for any PSU, if earned, based on the number of complete months served by the awardee during such performance period.

The Executive Annual Incentive Compensation Plan provides that, in the event an awardee’s employment is terminated during a performance period by reason of death, disability, or retirement, the awardee will be entitled to receive a pro-rated bonus payment, if earned, based on the period served by the awardee during such performance period.

Termination Provisions Under Our Supplemental Executive Retirement Plan (“SERP”)

We maintain various retirement programs, including the SERP. There are no additional benefits provided to our NEOs in the event of a termination of employment prior to a change-in-control. Additionally, an executive is not entitled to benefits under SERP if that executive is terminated for “cause” or if the executive terminates employment with the Company, other than pursuant to a retirement (including an early retirement approved by the Company), death, or disability.

Change-In-Control and/or Related Termination of Employment

Change-In-Control Provisions Under the Executive Annual Incentive Compensation Plan

In the event of a change-in-control, an awardee will generally be entitled to a payment equal to a pro-rated target bonus for the year in which the change-in-control occurs, which will be based on the portion of the year that the awardee was employed by the Company prior to the change-in-control (the Compensation Committee retains discretion to determine if a participant is not entitled to such payment).

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Change-In-Control Provisions Under the Key Employee Separation Plan

Cash severance pay.  If a NEO’s employment is terminated during the 90 day period prior to, on, or within two years of a change-in-control, either by the executive for good reason or by the Company other than for cause, death, or disability, the executive will receive, in cash as severance pay (in addition to amounts earned by such NEO through the termination date), an amount equal to the product of: the NEO’s benefit factor (as noted on page 42 of this Proxy Statement) times the sum of (x) and (y) below:

(x)	the NEO’s base salary at the annual rate in effect on the termination date, plus

(y)	his target annual bonus opportunity under the Executive Annual Incentive Compensation Plan for the year in which the termination date occurs, multiplied by the average percentage of target achievement of the past three incentives paid under the Executive Annual Incentive Compensation Plan or, if greater, the three full calendar years ended before the change-in-control.

Continuation of medical and welfare benefits.  The NEO will receive the same or equivalent medical, dental and vision benefits (through the payment of the NEO’s COBRA premiums) received at the date of termination until the earlier to occur of: (i) the NEO reaching the age of 65, (ii) the date the NEO is provided similar benefits by another employer, or (iii) the period to which the NEO is entitled to coverage under COBRA (generally, 18 months).

Outplacement Services.  The Company will provide a payment of $15,000 to the NEO to cover outplacement assistant services.

Limitations: To the extent that payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, such payments will be limited to the maximum amount permitted to be paid without causing any payments to be subject to the limitation of deductions under Section 280G of the Code.

Under the Separation Plan, “Change-In-Control” and “Good Reason” are defined as follows:

Change-In-Control - shall mean the first to occur, after the effective date of any of the following:

(i)	any merger, consolidation or business combination in which the stockholders of the L. B. Foster Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(ii)	the sale of all or substantially all of the L. B. Foster Company’s assets in a single transaction or a series of related transactions;

(iii)	the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding common stock of the L. B. Foster Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares);

(iv)	a contested election of directors, as a result of which or in connection with which the persons who were directors of the L. B. Foster Company before such election or their nominees cease to constitute a majority of L. B. Foster’s Board.

Upon the occurrence of a change-in-control as provided above, no subsequent event or condition shall constitute a change-in-control for purposes of the Separation Plan, with the result that there can be no more than one change-in-control under the Key Employee Separation Plan.

Good Reason - shall mean the Participant’s separation from service by the Participant as a result of the occurrence, without the Participant’s written consent, of one of the following events:

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(i)	A material reduction in the Participant’s annual base pay (unless such reduction relates to an across-the-board reduction similarly affecting Participant and all or substantially all other executives of the Company and its Affiliates);

(ii)	The Company makes or causes to be made a material adverse change in the Participant’s position, authority, duties or responsibilities which results in a significant diminution in the Participant’s position, authority, duties or responsibilities, excluding any change made in connection with (A) a reassignment to a new job position, or (B) a termination of Participant’s employment with the Company for disability, cause, death, or temporarily as a result of Participant’s incapacity or other absence for an extended period;

(iii)	A relocation of the Company’s principal place of business, or of Participant’s own office as assigned to Participant by the Company to a location that increases Participant’s normal work commute by more than 50 miles; or

(iv)	Any other action by the Company that constitutes a material breach of the employment agreement, if any, under which Participant’s services are to be performed.

In order for Participant to terminate for Good Reason, (A) the Company must be notified by Participant in writing within 90 days of the event constituting Good Reason, (B) the event must remain uncorrected by the Company for 30 days following such notice (the “Notice Period”), and (C) such termination must occur within 60 days after the expiration of the Notice Period.

Change-In-Control and Termination Provisions Under Our Equity Compensation Programs

Restricted Stock Grants - Restricted Stock awards granted prior to 2014 will become vested upon a change-in-control, regardless of whether a participant has been terminated and, awards thereafter, will only vest in the event of a change-in-control and an involuntary termination by the Company without cause or for good reason by the participant.

PSU Awards – In the event of a change-in-control, the Compensation Committee may, in its sole discretion, deem that awardees have earned their respective PSU awards at a target award level; provided that the awardee will only be entitled to a pro-rated award based on the ratio of the number of complete months an awardee is employed or serves during the applicable performance period.

The following tables detail the incremental payments and benefits (above those already disclosed in this Proxy Statement) to which the NEOs would have been entitled under each termination of employment and change-in-control scenario, assuming the triggering event occurred on December 31, 2015:

Robert P. Bauer	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason(1)	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$334,453	$334,453	$334,453	$1,920,929
Benefits Continuation(3)					$ 35,167
Equity Awards (Unvested)		$ 45,838 (5)	$ 45,838(5)	$ 45,838 (5)	$ 605,242(6)	$318,278(6)
Outplacement Services					$ 15,000
SERP(4)	$166,193	$166,193	$166,193	$166,193	$ 166,193

Totals	$166,193	$546,484	$546,484	$546,484	$2,742,531	$318,278

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David J. Russo	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$126,180	$126,180	$126,180	$884,879
Benefits Continuation(3)					$ 35,167
Equity Awards (Unvested)		$ 15,027(5)	$ 15,027(5)	$ 15,027(5)	$131,441(6)	$43,384(6)
Outplacement Services					$ 15,000
SERP(4)	$126,670	$126,670	$126,670	$126,670	$126,670

Totals	$126,670	$267,877	$267,877	$267,877	$1,193,157	$43,384

John F. Kasel	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$112,870	$112,870	$112,870	$774,469
Benefits Continuation(3)					$ 36,084
Equity Awards (Unvested)		$13,022(5)	$ 13,022(5)	$ 13,022(5)	$123,195(6)	$43,384(6)
Outplacement Services					$ 15,000
SERP(4)	$79,206	$ 79,206	$ 79,206	$ 79,206	$ 79,206

Totals	$79,206	$205,098	$205,098	$205,098	$1,027,954	$43,384

Patrick J. Guinee	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$ 78,739	$78,739	$78,739	$343,410
Benefits Continuation(3)					$ 36,338
Equity Awards (Unvested)		$ 7,517(5)	$ 7,517(5)	$ 7,517(5)	$115,609(6)	$0(6)
Outplacement Services					$ 15,000
SERP(4)	$4,304	$ 4,304	$ 4,304	$ 4,304	$ 4,304

Totals	$4,304	$90,560	$90,560	$90,560	$514,661	$0

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David R. Sauder(7)	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason

Lump Sum Severance(1)(2)		$67,705	$67,705	$ 67,705	$320,347
Benefits Continuation(3)					$ 36,338
Equity Awards (Unvested)		$ 8,267(5)	$ 8,267(5)	$ 8,267(5)	$ 68,983(6)	$18,578(6)
Outplacement Services					$ 15,000
SERP(4)	$27,851	$27,851	$27,851	$ 27,851	$ 27,851

Totals	$27,851	$103,823	$103,823	$103,823	$468,519	$18,578

(1)	Under the Separation Plan, the “Lump Sum Severance” for a qualifying change-in-control related termination of employment is generally the awardee’s benefit factor multiplied by the sum of (i) base salary plus (ii) the awardee’s target bonus under the Executive Annual Incentive Compensation Plan for the year of termination multiplied by the average percentage of target achievement of the past three incentives paid under such Separation Plan. The Separation Plan provides that certain severance payments will be cut back to amounts that do not exceed each named executive officer’s respective safe harbor limit, as defined under the golden parachute rules of Internal Revenue Code Section 280G, however, the amounts reflected in the table show full payout value and assume no cut back.

(2)	The “Lump Sum Severance” amounts under the categories of death, disability and retirement are the payouts related to the Executive Annual Incentive Compensation Plan (reflecting actual 2015 performance).

(3)	Under the Separation Plan, these benefits consist of continued medical, dental and vision benefits as described above. Benefits continuation is the cost of COBRA for the Company based on NEO’s benefit elections as of December 31, 2015.

(4)	Payout of the SERP other than for retirement assumes the following: the NEO was terminated due to involuntary termination by the Company (other than for cause), death or disability. A SERP payout would not be made to a NEO that terminated voluntarily for any reason other than a qualified retirement per definition in the Separation Plan.

(5)	This includes PSU award values that would be calculated in the “Non-Change-in-Control” situations of death, disability and retirement. These values represent the pro rata portion of the anticipated award earned at the end of the performance period, assuming target performance, based on the number of complete months served by the awardee during the entire performance period.

(6)	Assumes full accelerated vesting of all unvested restricted stock using the closing price per share on December 31, 2015 of $13.66; assumes PSUs vesting at target and pro-rated for months elapsed as of December 31, 2015 for the thirty-six month performance period, using the closing price per share on December 31, 2015 of $13.66.

(7)	Mr. Sauder voluntarily terminated employment in March 2016, and as a result all of the amounts reflected in this table are hypothetical.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is composed of independent directors and oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for the appointment, compensation and retention of the Corporation’s independent registered public accountants. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2015. The Audit Committee’s Charter is available on the Company’s website (www.lbfoster.com). The Audit Committee held seven (two of which were telephonic) meetings during the 2015 fiscal year.

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Management is responsible for the Company’s internal controls and for the financial reporting process. With respect to 2015, management advised the Audit Committee that all annual and quarterly financial statements reviewed by the Audit Committee had been prepared in accordance with generally accepted accounting principles.

The Audit Committee met and held discussions with Ernst & Young, who are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, regarding the audited financial statements, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles and Ernst & Young’s judgment regarding these matters. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed relating to the conduct of the audit under the Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee concluded that Ernst & Young’s independence had not been impaired.

The Audit Committee discussed with the Company’s internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed the results of Ernst & Young’s quarterly review procedures with the Company’s CEO, CFO and Controller and with Ernst & Young prior to the Company’s release of quarterly financial information.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

AUDIT COMMITTEE
Diane B. Owen, Chair
Dirk Jungé
William H. Rackoff

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ADDITIONAL INFORMATION

Management is not aware, at this time, of any other matters to be presented at the meeting. If, however, any other matters should come before the meeting or any adjournment thereof, the proxies will be voted at the discretion of the proxy holders.

Representatives of Ernst & Young are expected to be in attendance at the meeting to respond to appropriate questions from shareholders and will have an opportunity to make a statement if they so desire.

If you wish to present a proposal for possible inclusion in our Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the SEC’s rules, you must send the proposal to: Patrick J. Guinee, Vice President, General Counsel & Corporate Secretary, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220. Shareholder proposals for inclusion in our Proxy Statement for the Annual Meeting of Shareholders to be held in 2017 must conform to the requirements of Rule 14a-8 of the Exchange Act and be received by the Corporate Secretary of the Company on or before December 14, 2016.

Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2016 Annual Meeting of Shareholders (other than through a shareholder proposal pursuant to the SEC’s rules) must notify the Corporate Secretary of the Company in writing and provide the information required by the provision of our By-Laws dealing with shareholder proposals. The notice must be delivered to or mailed and received by the Corporate Secretary no later than the close of business on the 90th day prior to (February 24, 2017) nor earlier than the close of business on the 120th day prior to (January 25, 2017) the date of the first anniversary of the Annual Meeting; provided, however, that in the event that the date of the 2017 Annual Shareholders’ Meeting is more than 30 days before or more than 60 days after such anniversary date, notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2017 Annual Shareholder Meeting and not later than the close of business on the later of the 90th day prior to the 2017 Annual Shareholder Meeting or the 7th day following the day on which public announcement of the date of such meeting is first made.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available to shareholders. A shareholder may obtain a copy of such Annual Report, including the financial statements and the financial statement schedules, free of charge on our website at www.lbfoster.com or by writing to the Investor Relations Department, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address with the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent.

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If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account. Upon written or oral request, a separate copy of the Annual Report or Proxy Statement, as applicable, will be sent to a shareholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to: Investor Relations Dept., L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220, or may be made by calling the Company at (412) 928-3417.

Pittsburgh, Pennsylvania

April 13, 2016

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APPENDIX A

L. B. FOSTER COMPANY

2006 OMNIBUS INCENTIVE PLAN
As Amended and Restated on May 25, 2016

ARTICLE I

PURPOSE, EFFECTIVE DATE AND AVAILABLE SHARES

1.1         Purpose. The purpose of this Plan is intended to advance the interests of L. B. Foster Company and its shareholders by providing equity and financial incentives for Key Personnel and Directors of the Company and any Subsidiary, thereby promoting the Company’s long-term growth and financial success by (i) attracting and retaining personnel and Directors of outstanding ability, (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team, (iii) motivating Officers to achieve long-range performance goals and objectives, (iv) providing incentive compensation opportunities competitive with those of other companies, and (v) providing incentives that align with the interests of the shareholders of the Company.

1.2         Effective Date and Expiration of Plan. The Board originally adopted the 2006 Omnibus Incentive Plan effective as of March 31, 2006 (“Effective Date”), and the Plan was amended and restated upon approval by the shareholders of the Company on May 18, 2011 and May 25, 2016. Unless terminated by the Board pursuant to Section 10.3, the Plan shall terminate on May 25, 2026. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

1.3         Shares Available Under the Plan.

(a)         Stock to be issued under the Plan may be authorized but unissued shares of Stock or previously-issued shares of Stock which have been reacquired by the Company and are held in its treasury.

(b)         Subject to adjustment under Section 10.6, no more than 1,270,000 shares of Stock shall be issuable under the Plan. The aggregate number of shares of Stock that may be issued under the Plan through Incentive Stock Options shall be 1,270,000 shares of Stock (subject to adjustment pursuant to Section 10.6).

(c)         Subject to adjustment under Section 10.6, no Participant may be granted under this Plan (i) Options or Stock Appreciation Rights for more than 300,000 shares of Stock in any one fiscal year of the Company, (ii) Performance Grants (payable in Stock) and intended to be performance-based compensation under Section 162(m) of the Code for more than 150,000 shares of Stock (measured on a target award level on the grant date) in any one fiscal year of the Company and (iii) Performance Grants (payable in cash) and intended to be performance-based compensation under Section 162(m) of the Code for more than $5,000,000 (measured on a target award level on the grant date) in any one fiscal year of the Company. The foregoing limitations shall be subject to adjustment as provided in Section 10.6, but only to the extent that any such adjustment will not affect the status of (i) any Award intended to qualify as performance-based compensation under Section 162(m) or (ii) any Award intended to comply with Section 409A or an exception thereto.

(d)         Stock covered by an Award granted under this Plan shall not be counted as used unless and until it is actually issued and delivered to a Participant. If (i) an Award lapses, expires, terminates, or is cancelled without the shares of Stock underlying the Award being issued (or any portion thereof), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the shares of Stock underlying the Award may not be issued on the basis that the conditions for such issuance were or will not be satisfied, (iii) any Award (or portion thereof) is settled for cash, (iv) shares of Stock to be issued pursuant to an Award are Forfeited, or (v) shares of Stock are issued pursuant to any Award and the Company subsequently reacquires such shares pursuant to rights reserved upon the issuance of such shares, then, in all such cases, such shares of Stock shall be re-credited to the Plan’s reserve (in the same amount as such shares depleted the reserve); provided, however, that shares of Stock re-credited pursuant to the Plan pursuant to clause (v) may not increase the number of shares which may be issued pursuant to Incentive Stock Options.

(e)         Notwithstanding the foregoing, in no event shall the following shares of Stock be re-credited to the Plan’s reserve: shares of Stock (i) delivered in payment of the exercise price of an Option, base price of a SAR or other exercise price of an Award; (ii) delivered to or withheld by the Company to satisfy Federal, state or local tax withholding obligations; (iii) purchased by the Company using proceeds from Option exercises; and (iv) not issued or delivered as a result of a net settlement of an outstanding Option or SAR.

(f)          If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Stock based on Fair Market Value, such shares of Stock shall not count against the aggregate plan limit described in Section 1.3(b).

ARTICLE II

DEFINITIONS

As used in this Plan and except as otherwise specifically provided in an Award Agreement, the following terms shall have the meanings set forth below:

2.1         “10% Shareholder” means an Employee who, as of the date on which an Incentive Stock Option is granted to such Employee, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.

2.2         “Award” means, individually or collectively, a grant of an Option, Stock Appreciation Right, Performance Grant, Dividend or Dividend Equivalent Rights, Stock Award, Restricted Stock or Restricted Stock Unit Award, Cash Award, or Other Award that is valued in whole or in part by reference to, or otherwise based on, the Stock,

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performance goals or other factors, on a standalone, combination or tandem basis, as described in or granted under this Plan.

2.3         “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

2.4         “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

2.5         “Board” means the Board of Directors of the Company.

2.6         “Cash Award” has the meaning specified in Section 8.1.

2.7         “Change in Control” shall mean:

(a)         the consummation of any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(b)         the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions;

(c)         the acquisition of beneficial ownership or control, directly or indirectly, through one transaction or a series of transactions (including, without limitation, power to vote) of a majority of the outstanding Stock of the Company by any “person” as such term is defined under sections 13(d) and 14(d) of the Exchange Act (but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of Stock); or

(d)         a contested election of Directors, including with respect to Directors elected under any proxy access procedures included in the Company’s organizational documents, as a result of which or in connection with which the persons who were Directors of the Company before such election or nominees approved by the Board for election to the Board cease to constitute a majority of the Board.

2.8         “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.9         “Committee” means the Compensation Committee of the Company, or such other committee designated by the Board to administer this Plan. The Committee shall be appointed by the Board and shall consist of two or more members of the Board, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” as defined under §1.162-27(e)(3)(i) of the

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Code or any successor regulation. If the Board has not appointed a Committee, “Committee” shall mean the Board.

2.10         “Company” means L. B. Foster Company, a Pennsylvania company and its successors and assigns.

2.11         “Director” means a director on the Board of the Company.

2.12         “Disability” means permanently and totally disabled as defined in Section 22(e)(3) of the Code (or any successor section); provided, however, if an Award is subject to Section 409A of the Code (and not excepted therefrom) and a Disability is a distribution event under Section 409A for purposes of the Award, the foregoing definition of Disability shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event qualifies as a Disability within the meaning of Treas. Reg. § 1.409A-3(i)(4)(i).

2.13         “Dividend” or “Dividend Equivalent Rights” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to the Stock.

2.14         “Effective Date” means the date on which the Plan is effective as provided in Section 1.2.

2.15         “Employee” means an employee of the Company or any Subsidiary, including an employee who is an Officer or a Director, but excluding any person who is classified by the Company or a Subsidiary as a “contractor” or “consultant.” Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

2.16         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

2.17         “Fair Market Value” means (i) with respect to the Stock, as of any date (a) if the Stock is listed on any established stock exchange, system or market that reports the closing sale price of the Stock, the closing sale price of the Stock as quoted on such exchange, system or market on such date or, if the Stock is not traded on such date, on the closest preceding date on which the Stock was traded or (b) if the closing sale price is not quoted on such exchange, system or market, the average of the closing bid and ask prices of the Stock on such date, or (c) in the absence of an established market for the Stock, as determined in good faith by the Committee or (ii) with respect to property other than the Stock, the value of such property as determined by the Committee in its sole discretion.

2.18         “Forfeit,” “Forfeiture,” or “Forfeited” means the loss by a Participant of any and all rights to an Award granted under the Plan (or any portion thereof), including the loss of any payment of compensation by the Company under the Plan or any Award granted thereunder.

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2.19         “Key Personnel” means Officers, Employees, consultants and independent contractors of the Company or any Subsidiary who occupy responsible executive, professional, sales or administrative positions or who otherwise have the capacity to contribute to the success of the Company, but does not include Non-Employee Directors. Key Personnel also may include individuals who have accepted an offer of employment with the Company or any Subsidiary.

2.20         “Incentive Stock Option” or “ISO” means an option to purchase Stock, which is intended to meet the requirements of an incentive stock option under Section 422 of the Code (or any successor Section).

2.21         “Non-Employee Director” means a Director on the Board who is not an Employee.

2.22         “Nonqualified Stock Option” or “NQSO” means an Option to purchase Stock which is not intended to meet the requirements of an Incentive Stock Option under Section 422 of the Code (or any successor Section).

2.23         “Officer” means an officer of the Company or of a Subsidiary.

2.24         “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.25         “Option Price” means the price at which the Stock may be purchased under an Option as provided in Section 4.4.

2.26         “Participant” means a person to whom an Award is made under the Plan.

2.27         “Performance Grant” means an Award subject, in part, to the terms, conditions and restrictions described in Article VI, pursuant to which the recipient may become entitled to receive cash, Stock or other securities, or any combination thereof.

2.28         “Performance Grant Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Performance Grant awarded pursuant to Article VI.

2.29         “Permitted Transferee” means (i) any person defined as an employee in the Instructions to the Registration Statement on Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, or any successor form, which persons include, as of the date of adoption of this Plan by the Board, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial

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interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, unless otherwise determined by the rules and regulations of the Securities and Exchange Commission, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value.”

2.30         “Personal Representative” means the person or persons who, upon the death, Disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or to take other action on behalf of the Participant with respect to any Award theretofore granted to such Participant.

2.31         “Plan” means this 2006 Omnibus Incentive Plan, as amended and restated.

2.32         “Restriction Period” means the length of time established relative to an Award during which time the Participant cannot sell, assign, transfer, pledge, or otherwise encumber the Stock or Stock Units subject to such Award, and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

2.33         “Restricted Stock Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Restricted Stock Award or Restricted Stock Unit Award made pursuant to Article V.

2.34         “Restricted Stock Award” means a grant of Stock to a Participant pursuant to Article V.

2.35         “Restricted Stock Unit Award” means an Award of the right to receive either (as the Committee determines) Stock or cash or other property, including an Award, equal to the Fair Market Value of a share of Stock on the date of settlement of the Award subject, in part, to the terms, conditions and restrictions described in Article V hereof and as set forth in any Restricted Stock Agreement.

2.36         “Retirement” or “Retire” means retirement of an Employee or other service provider as determined and authorized by the Committee.

2.37         “Section 162(m)” shall mean Section 162(m) of the Code, the regulations and other binding guidance promulgated thereunder.

2.38         “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

2.39        “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” within the meaning of

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Section 409A. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

2.40         “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

2.41         “Stock” means the common stock, par value $.01, of the Company, or any other security into which the Stock shall have been converted in accordance with Section 10.6 of this Plan.

2.42         “Stock Appreciation Right” or “SAR” means an Award pursuant to which the Participant will receive a payment in cash or Stock, or any combination thereof, equal to the appreciation of the Fair Market Value of a share of Stock from the date of grant to the date of exercise.

2.43         “Stock Award” has the meaning specified in Section 8.1.

2.44         “Stock Option Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Option awarded pursuant to Article IV.

2.45         “Stock Unit” means a right to receive a payment (in cash, shares of Stock, or a combination of both, as contemplated in the Award Agreement) valued in relation to a designated dollar value or the Fair Market Value of one or more shares of Stock.

2.46         “Subsidiary” means a corporation or other business entity, domestic or foreign, the majority of the voting stock or other voting interests in which is owned directly or indirectly by the Company, including a Subsidiary which becomes such after adoption of this Plan.

2.47         “Termination for Cause” or “Cause” means: (i) willful neglect of or failure to properly perform the duties and responsibilities assigned to the Participant or the failure of the Participant to comply with proper directives of such Participant’s supervisor(s) or the Board, as applicable; (ii) an act of dishonesty or disloyalty relating to the business and affairs of the Company and/or its Subsidiaries or their relationship with their respective Employees, suppliers, customers or others having a business relationship with the

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Company and/or its Subsidiaries; (iii) conviction of a crime involving fraud, theft, intentional dishonesty, moral turpitude or similar conduct; (iv) misappropriation of any funds or property of the Company and/or its Subsidiaries or actions which are inconsistent with the Participant’s fiduciary obligations to the Company and/or its Subsidiaries; (v) failure to abide by any of the Company’s and/or its Subsidiaries’ policies; or (vi) any other action or course of conduct by the Participant which has or reasonably can be expected to have an adverse effect on the Company and its Subsidiaries, and their respective businesses or affairs. The Committee shall make all determinations of whether a Participant was Terminated for Cause and any such determination shall be final and conclusive.

ARTICLE III

ADMINISTRATION

3.1         Committee to Administer.

(a)         The Plan shall be administered by the Committee. The Committee shall have full and exclusive authority and discretion to interpret, construe and administer the Plan, including, but not limited to, the authority to:

(i)         Adopt or establish and amend such rules, regulations, agreements, guidelines, procedures, forms and instruments as may be necessary or advisable for the administration and operation of the Plan;

(ii)         Correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable;

(iii)        Select the persons to be granted Awards under the Plan;

(iv)        Grant and determine the terms, conditions, form and size of Awards to be made to each person selected, including clawback or other recoupment provisions applicable Awards granted hereunder;

(v)         Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(vi)        Establish objectives, conditions and performance goals for earning Awards;

(vii)       Determine the terms of each Award Agreement and any amendments or modifications thereof;

(viii)      Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the performance period;

(ix)        Determine if and when an Award may be deferred;

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(x)         Determine whether the amount or payment of an Award should be reduced or eliminated;

(xi)        Determine the guidelines and/or procedures for the payment or exercise of Awards; and

(xii)       Determine whether to accelerate vesting provisions applicable to Awards.

The Committee’s decisions shall be final, conclusive and binding with respect to the Plan and any Award made under the Plan.

(b)         Except as otherwise may be provided in the charter or similar governing document applicable to the Committee and this Plan, (i) a majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting, (ii) the Committee shall act by majority vote of the members present at a duly convened meeting, including a telephonic meeting in accordance with the Pennsylvania Business Corporation Law (“BCL”), and (iii) action may be taken without a meeting if written consent thereto is given in accordance with the BCL.

(c)         Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, including the determination of whether a Participant has been Terminated for Cause, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.

(d)         No member of the Board or Committee and no Officer shall be liable for anything done or omitted to be done by such member or Officer, by any other member of the Board or Committee or by any other Officer in connection with the performance of duties under this Plan, except for such member’s or Officer’s own willful misconduct or as expressly provided by statute. For avoidance of doubt, nothing in this section is intended to limit the indemnification provisions applicable to Directors and Officers of the Company as they are entitled under Pennsylvania law.

(e)         The Board and/or Committee may delegate authority to an Officer and/or Director to administer certain of their respective authority under this Plan, including granting and administering certain Awards under this Plan, subject to the right of the Board and/or the Committee to revoke its delegation at any time and to make such delegation on such terms and conditions as the Board and/or Committee determine in their respective discretion to be appropriate in accordance with, and as permitted by, applicable law or regulation. In each case where the Board and/or Committee has delegated authority under this Plan, such Officer and/or Director delegatee shall be deemed the “Committee” or “Board,” where applicable, in connection with fulfilling the functions delegated to such person under the Plan.

(f)         Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be

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required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act (“Rule 16b-3”) and/or Section 422 (or any successor provision) of the Code.

3.2         Powers of Committee.

(a)         Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Personnel and Directors who shall receive Awards, the time or times when each such Award shall be made, the type of Award to be made, the number of shares to be subject to each Award and/or any other terms and conditions of the Award.

(b)         The Committee shall determine the terms, restrictions and provisions of the agreement relating to each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any Award Agreement, in such manner and to the extent the Committee shall determine in order to carry out the purposes and intent of the Plan.

(c)         Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.

3.3         Awards.

(a)         Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only an Employee may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth below) in substitution for any other Award (or any other award granted under another plan of the Company or any Subsidiary). All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.

(b)         Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 10.6 or in connection with a corporate transaction involving the Company (including, without limitation, any stock Dividend, distribution (whether in the form of cash, shares of Stock, other Company securities or other property), stock split, extraordinary cash Dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other Company securities, or similar transaction(s)), neither the Committee nor any other person may, without obtaining shareholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Stock price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

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3.4         Eligibility for Awards. In selecting Participants and in determining the form and amount of the Award, the Committee may give consideration to such Participant’s functions and responsibilities, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and other factors deemed relevant by the Committee, subject to the provisions of the Plan.

ARTICLE IV

STOCK OPTIONS

4.1         Award of Options. Subject to the provisions of the Plan, the Committee may grant Options to Key Personnel and Directors; provided, however, that only an Employee may receive grants of Incentive Stock Options.

4.2         Period of Option.

(a)         Except as otherwise provided in a Stock Option Agreement or the Plan, an Option granted to Key Personnel shall be exercisable only after twelve (12) months have elapsed from the date of grant, and after such twelve-month waiting period, the Option may be exercised in cumulative installments in the following manner:

(i)         The Participant may purchase up to one-fourth (1/4) of the total optioned shares at any time after one year from the date of grant and prior to the termination of the Option.

(ii)        The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after two years from the date of grant and prior to the termination of the Option.

(iii)       The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after three years from the date of grant and prior to the termination of the Option.

(iv)       The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after four years from the date of grant and prior to the termination of the Option.

(b)         The Committee may also establish, in the applicable Stock Option Agreement, any other period during which Options may be exercised, provided that the duration of an Option shall not be more than ten (10) years from the date of grant and, provided further, that the duration of an Option granted to a 10% Shareholder shall not be more than five (5) years from the date of grant in the case of ISOs.

(c)         A Nonqualified Stock Option granted to a Non-Employee Director, who is a Director at the time of such grant, shall be immediately exercisable, except as may be otherwise provided in the Stock Option Agreement.

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4.3         Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms and conditions as the Committee from time to time shall approve, except that the terms and conditions in the Stock Option Agreement shall be consistent with those set forth herein. The terms and conditions of Stock Option Agreements need not be identical.

4.4         Option Price and Exercise.

(a)         The Option Price of Stock under each Option shall be determined by the Committee, provided that the Option Price may not be less than the Fair Market Value of the Stock on the date on which the Option is granted, and provided further that the Option Price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value of the Stock on the date on which the Option is granted.

(b)         Options may be exercised from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice of exercise shall be accompanied by (i) payment in full of the Option Price in cash, certified check, or other medium accepted by the Company, in its sole discretion, or (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds sufficient to cover the Option Price. An Option shall be deemed exercised on the date the Company receives the notice of exercise and all the requirements of this Section 4.4(b) have been fulfilled. An Option may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Option, or such other date as specified by the Committee, if at such time such Option has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof.

(c)         If the aggregate Fair Market Value of the Stock subject to all Incentive Stock Options granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Section 422(d) of the Code, then such Incentive Stock Options shall be treated as Nonqualified Stock Options to the extent such limitation is exceeded.

4.5         Treatment of Incentive Stock Options. In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Section 422 of the Code, except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonqualified Stock Option to the extent of such failure. The aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any “parent corporation” or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code)) shall not exceed one hundred thousand dollars ($100,000), provided, however, that if such one hundred thousand dollars ($100,000) limit is exceeded, the excess ISOs shall be treated as NQSOs. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.

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4.6         Termination of Service.

(a)         Except as otherwise provided in this Plan or in the applicable Stock Option Agreement or any severance or employment agreement, if the employment or other service of a Participant, other than as a Non-Employee Director, terminates for any reason other than death, Disability, Retirement, or due to a Termination for Cause, the Participant may exercise all unexercised and vested Options within 30 days of such termination, and such portion of the Option will expire at the end of such period. Any Options in which such Participant is not vested at the time of such Participant’s termination shall be immediately Forfeited. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option. In the event that such Participant is Terminated for Cause, all Options held by such Participant shall terminate immediately and may not thereafter be exercised. For purposes of this section, the employment or other service in respect to Options held by such a Participant shall be treated as continuing intact while the Participant is on authorized military leave, on leave pursuant to the Family Medical Leave Act, approved sick leave or other approved, bona fide leave of absence (such as temporary employment with the government) if the period of such leave does not exceed 90 days or, if longer, so long as the Participant’s right to reestablish such Participant’s service with the Company is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where such Participant’s right to reestablish such Participant’s service is not guaranteed by statute or by contract, such Participant’s service, in the Committee’s sole discretion, shall be deemed to have terminated on the ninety-first day of such leave.

(b)         Except as otherwise provided in the Stock Option Agreement, a Non-Employee Director whose service is terminated shall be entitled to exercise such Non-Employee Director’s Options, to the extent vested as of the date of such termination, until the expiration of the full term of the Option, unless the Non-Employee Director has been Terminated for Cause. In the event that a Non-Employee Director is Terminated for Cause, all Options held by such Director shall terminate immediately and may not thereafter be exercised.

4.7         Death. Except as otherwise provided in the Plan or a Stock Option Agreement, during the twelve (12) month period following the Participant’s death, any or all of the unexercised and vested Options that the Participant was entitled to exercise immediately prior to such Participant’s death may be exercised by such Participant’s Personal Representative. Any Options in which such Participant is not vested at the time of such Participant’s death shall be immediately Forfeited. In no event, however, may any such Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.8         Retirement or Disability. Except as otherwise provided in the Plan or a Stock Option Agreement or in any severance or employment agreement, if a Participant Retires, or suffers a Disability, at a time when such Participant is entitled to exercise an Option, then the Participant may exercise the Option, to the extent vested, at any time or times within three (3) years after such Participant’s termination of service because of such Retirement or Disability, and such vested portion of the Option will expire at the end of

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such period. Any Options in which such Participant is not vested at the time of the Participant’s Retirement or Disability, as the case may be, shall be immediately Forfeited. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.9        Committee Discretion. For avoidance of doubt and not in limitation of the discretionary authority of the Committee under this Plan, the Committee shall have authority to determine whether or not a Participant (including a Non-Employee Director) has Retired, resigned or suffered a Disability, or has been Terminated for Cause, or is on an authorized leave of absence, and its determination shall be binding on all concerned. In the sole discretion of the Committee, a transfer of service to an affiliate of the Company other than a Subsidiary (the latter type of transfer not constituting a termination of service for purposes of the Plan) may be deemed to be a Retirement so as to entitle the Participant to exercise the Option within 90 days after such transfer.

4.10         Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any Stock covered by an Option until the issuance of a stock certificate, or other evidence of ownership is issued, representing such Stock.

ARTICLE V

RESTRICTED STOCK AWARDS

AND

RESTRICTED STOCK UNIT AWARDS

5.1         Grant of Restricted Stock Awards or Restricted Stock Unit Awards. Subject to the provisions of the Plan, the Committee may elect to grant Restricted Stock Awards or Restricted Stock Unit Awards to any Key Personnel and/or Director, including, but not limited to, grants derived from participation in another plan, program or arrangement established or maintained by the Company or any Subsidiary. Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may determine that a Restricted Stock Award or Restricted Stock Unit Award may be subject to such terms, conditions and restrictions (including but not limited to restrictions on the sale of Stock), as set forth in the applicable Restricted Stock Agreement, and shall determine whether a Restricted Stock Unit Award is to be settled at vesting by the issuance of Stock or the payment of cash or other consideration.

5.2         Vesting Requirements. The restrictions imposed on a Restricted Stock Award shall lapse, and a Restricted Stock Unit Award shall vest, in accordance with the vesting schedule specified by the Committee in the Restricted Stock Agreement, and such Awards granted to Key Personnel will have a service period of no less than twelve (12) months (subject to special vesting terms set forth in the Restricted Stock Agreement); provided however, this limitation shall not: (i) adversely affect a Participant’s rights under another plan or agreement or (ii) apply to Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates (including any Subsidiary) for a specified time period (or periods),

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on the attainment of specified performance goals established by the Committee in its discretion, or such other terms and conditions established by the Committee. Except as otherwise provided in this Plan or the Restricted Stock Agreement, if the vesting requirements of a Restricted Stock Award or Restricted Stock Unit Award are not satisfied, the Award shall be Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan.

5.3         Restrictions. A Restricted Stock Award and a Restricted Stock Unit Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise permitted by the Committee. Failure to satisfy any applicable restrictions shall result in the Award being Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan. The Committee may require in a Restricted Stock Agreement that certificates representing the Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the Stock subject to such Restricted Stock Award will remain in the physical custody of the Company or an escrow holder (including the transfer agent for the Stock) until all restrictions are removed or have expired.

5.4         Rights as a Shareholder.

(a)         Subject to the foregoing provisions of this Article V and the applicable Restricted Stock Agreement, the holder of a Restricted Stock Award shall have all rights of a shareholder with respect to the Stock granted to the Participant under a Restricted Stock Award, including the right to vote the Stock and receive all Dividends (to the extent issued by the Company) and other distributions paid or made with respect thereto, except that (i) the Participant shall not be entitled to possession of the stock certificate (in the event paper certificates are issued) until the Restriction Period shall have expired, (ii) the Company shall retain custody of the Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a Forfeiture of the applicable Award.

(b)         The Committee may provide in a Restricted Stock Agreement for a Restricted Stock Unit Award for the payment of Dividends or Dividend Equivalent Rights and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Award to the extent not inconsistent with Section 409A and Section 10.7.

5.5         Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Code Section 83. The Committee may provide in a Restricted Stock Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Code Section 83(b).

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ARTICLE VI

PERFORMANCE GRANTS

6.1         Participation. Subject to the provisions of the Plan, the Committee may make Performance Grants to Key Personnel and Directors in accordance with the provisions of this Article VI.

6.2         Grant. The Committee shall have sole and complete authority to determine the Key Personnel and Directors who shall receive a Performance Grant, which shall consist of a right that is (i) denominated in cash, Stock or any other form of Award issuable under the Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by a Performance Grant Agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case not inconsistent with this Plan. In relation to any Performance Grant, the performance period may not be less than 12 months for which performance is being measured.

6.3         Terms and Conditions.

(a)         For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation and amortization; pre-tax income (including on an as-adjusted basis); operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings;

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value creation; gross margin, operating margin or profit margin; completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, any combination of the foregoing, and such other business performance criteria as may, from time to time, be established by the Committee in the applicable Award Agreement.

(b)         To the extent consistent with Section 162(m), the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude or include the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report to shareholders for the applicable period.

(c)         Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

6.4         Preestablished Performance Goals. For Awards intended to be performance-based compensation under Section 162(m), performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and treasury regulations promulgated thereunder. All such performance goals shall be established in writing by the Committee no later than the earlier of (i) ninety (90) days after the beginning of the applicable performance period or (ii) the date on which 25% of the performance period has been completed, or within such other timeframe as may be required or permitted by Section 162(m) and treasury regulations promulgated thereunder. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

6.5         Additional Restrictions/Negative Discretion. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating,

17

the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant payable to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, that the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m).

6.6         Payment of Performance Awards. Payment of a Performance Grant (i) may be in cash, Stock (which may include Restricted Stock or Restricted Stock Units) or a combination thereof, as determined by the Committee in its sole discretion, (ii) may be made in a lump sum or in installments following the close of each performance period as provided by the Committee in the Performance Grant Agreement, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Stock.

6.7         Rights with Respect to Stock and Other Securities. Unless otherwise determined by the Committee in its discretion in a Performance Grant Agreement, a Participant to whom an Award is made under this Article (and any Person succeeding to such Participant’s rights pursuant to this Article) shall have no rights as a shareholder with respect to any Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Stock or until the Participant’s ownership of such Stock shall have been entered into the books of the registrar in the case of uncertificated shares. Notwithstanding the foregoing, the Committee may provide for the payment of Dividend Equivalent Rights with respect to Performance Grants, payable either in Stock or cash, on a deferred basis and contingent upon the achievement of the applicable performance goals.

6.8         Termination of a Participant.  For all purposes under this Article VI, and unless otherwise determined by the Committee in a Performance Grant Agreement or an employment or severance agreement, Participants who have terminated their employment with the Company prior to the actual payment of an Award for any reason (including but not limited to death, Retirement or Disability) shall Forfeit any and all rights to payment under any Awards then outstanding under the terms of this Article and shall not be entitled to any payment for the performance period.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1         Grant of Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant SARs to Key Personnel or Directors, either separately or in tandem with an Option. The Committee shall determine all terms and conditions of each SAR, including but not limited to:

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(a)         Whether the SAR is granted independently of an Option or in tandem with an Option;

(b)         The number of Shares to which the SAR relates;

(c)         The date of grant, which may not be prior to the date of the Committee’s approval of the grant;

(d)         The grant price, provided that the grant price shall not be less than the Fair Market Value of a share of Stock as of the grant date of the SAR;

(e)         SARs shall vest in accordance with the vesting schedule specified by the Committee in the Award Agreement (and subject to the terms and conditions included therein), and such Awards granted to Key Personnel will have a vesting period of no less than twelve (12) months (subject to the special vesting terms set forth in the Award Agreement); provided however, this limitation shall not: (i) adversely affect a Participant’s rights under another plan or agreement or (ii) apply to Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors;

(f)          The term, provided that no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant; and

(g)         Whether the SAR will be settled in cash, Shares, or a combination thereof.

7.2         Exercise of SARs. SARs may be exercised in accordance with such terms and conditions as the Committee, in its sole discretion, may specify. The Committee may (i) grant SARs that are subject to the achievement of one or more vesting conditions and (ii) accelerate the exercisability of outstanding SARs consistent with the provisions of the Plan. Tandem SARs shall be exercisable only while the Option to which the tandem SAR relates is exercisable. A SAR may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the SAR, or such other date as specified by the Committee, if at such time such SAR has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof.

7.3         Tandem SARs. Unless otherwise determined by the Committee, if a SAR is granted in relation to an Option, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related Option. Upon exercise of any number of SARs, the number of shares of Stock subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of shares of Stock. The exercise of any number of shares of Stock underlying an Option Award that relate to a SAR shall likewise result in an equivalent reduction in the number of shares of Stock covered by the related SAR.

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7.4         Payment of SARs. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying: (i) the difference between the Fair Market Value of a share of Stock on the date of exercise over the base amount of the SAR as set by the Committee at the date of grant by (ii) the number of shares of Stock with respect to which the SAR is exercised.

ARTICLE VIII

OTHER AWARDS

8.1         Other Awards. The Committee may, subject to limitations under applicable law, grant to Key Personnel and Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock (including Dividends and Dividend Equivalent Rights) or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and Awards valued by reference to the book value of shares of Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such Awards, which may include, but are not limited to:

(a)         Stock Award. An unrestricted transfer of ownership of Stock.

(b)         Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.

(c)         Cash Award. An Award denominated in cash, as separate from, an element of or supplement to any other Award granted under this Plan, that may be subject to the achievement of performance goals during a performance period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

ARTICLE IX

NON-EMPLOYEE DIRECTOR AWARDS

9.1          Limitation on Awards to Non-Employee Directors. Notwithstanding anything in this Plan to the contrary and subject to adjustment pursuant to Section 10.6 hereof, no Non-Employee Director may be granted, in any one fiscal year of the Company, Awards specifically granted under this Plan with an aggregate maximum value, calculated as of their respective grant dates, of more than $300,000.

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ARTICLE X

MISCELLANEOUS PROVISIONS

10.1         Nontransferability. No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and the Committee may, in its sole discretion, permit the transfer or an Award to a Permitted Transferee subject to all the terms and conditions of the Award. Except as provided in Section 4.7, Options shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s Personal Representative. Any transfer contrary to this Section 10.1 will nullify the Award.

10.2         Amendments. The Committee may at any time discontinue granting Awards under the Plan. The Committee may at any time amend the Plan or amend any outstanding Award Agreement (including, but not limited to, acceleration of the date of exercise or vesting of any Award and/or payments under any Award) in accordance with the terms of the Plan and for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; provided that no such amendment shall be permissible if it would result in Rule 16b-3 under the Exchange Act becoming inapplicable to any Award or first require shareholder approval. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant.

10.3         Termination. The Board may terminate the Plan at any time prior to its scheduled expiration date, but no such termination shall materially adversely affect the rights of any Participant under any Award theretofore granted in which such Participant has a vested interest without such Participant’s written consent.

10.4         Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation (i) the determination of the Key Personnel and Directors to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Key Personnel and Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Personnel or Directors are similarly situated.

10.5         No Right to Employment/Service. Neither the action of the Board in establishing the Plan nor any action taken by the Committee, a Director or an Officer under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be

21

retained in the employ, or as an Officer or Director, of, or as an independent contractor or consultant to, the Company or any Subsidiary.

10.6         Changes in Stock. In the event of any Dividend (other than a regular cash Dividend) or other distribution (whether in the form of cash, Stock, other Company securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other Company securities, issuance of warrants or other rights to purchase Stock or other Company securities or other similar corporate transaction in which the Company is the surviving corporation or other event that affects the Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the number and kind of shares of Stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be awarded thereunder, the maximum number of shares of Stock or other securities which may be issued on the exercise of Options or SARs granted under the Plan, the Option Price, base price of SARs and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, with respect to any Award subject to Section 162(m) or Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m) or Section 409A. In the event of a transaction in which the Company is not the surviving entity, or any other transaction in which the shareholders of the Company exchange their shares of Stock in the Company for stock or equity securities of another company, or in the event of complete liquidation or dissolution of the Company, or in the case of a tender offer accepted by the Board, all outstanding Awards shall thereupon terminate, provided that the Committee may, prior to the effective date of any such transaction, either (i) make all outstanding Awards immediately exercisable or vested or (ii) arrange to have the surviving entity grant to the Participants replacement awards (including cash) on terms which the Board shall determine to be fair and reasonable. The Committee, in its sole discretion and to the extent not inconsistent with Section 10.7 hereof, may determine that, in the event of a transaction in which the Company is not the surviving entity, each outstanding Award shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each such Award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the Fair Market Value of such Award (if any) as determined by the Committee in its sole discretion. In addition, for each Option or SAR with an Option Price or base price, as the case may be, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

10.7       Compliance with Code Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the

22

extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i)          If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due as a result of the Participant’s Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award Agreement.

(ii)         For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.

(iii)         The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv)         The grant of Options and other Stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and other service providers of the Company or any Subsidiary and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-

23

1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v)         In no event shall any member of the Board, the Committee or the Company or any Subsidiary (or their Employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

10.8       Tax Withholding. Whenever Stock is to be delivered to a Participant pursuant to an Award granted hereunder, the Company may (i) require such Participant to remit to the Company an amount in cash sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (ii) withhold such required withholding from compensation otherwise due to such Participant, (iii) do any combination of the foregoing, or (iv) employ any other acceptable method approved by the Company to facilitate the required withholding, provided such approach is permissible under applicable securities and other laws. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Stock, or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a market value equal to the amount of such taxes); provided, however, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (or any successor provision) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements or as otherwise determined in the discretion of the Committee. No such arrangement shall be permitted that is an impermissible loan to executive officers or directors under Section 402 of Sarbanes-Oxley Act of 2002.

10.9       Delivery of Shares. The Company shall not be obligated to deliver any Stock upon the grant, exercise or payment of an Award unless and until, in the opinion of the Company’s counsel, all applicable Federal, state and other laws and regulations have been complied with. In the event the outstanding Stock is at the time listed on any stock exchange, no delivery shall be made unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance on such exchange. No delivery shall be made until all other legal matters in connection with the issuance and delivery of Stock have been approved by the Company’s counsel. Without limiting the generality of the foregoing, the Company may require from the Participant or other person purchasing shares of Stock under the Plan such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and the regulations thereunder, or any other applicable law. Certificates evidencing the shares may be required to bear

24

a restrictive legend. A stop transfer order may be required to be placed with the transfer agent, and the Company may require that the Participant or such other person agree that any sale of the shares will be made only on one or more specified stock exchanges or in such other manner as permitted by the Committee.

10.10      Status. A Participant’s status as Key Personnel or a Director shall be made exclusively by the Committee, for purposes of, and as evidenced by, participation in the Plan, and determined for each Award as of the date the Award is granted to the Participant, and such determination shall be final and conclusive absent manifest error.

10.11      Unfunded. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

10.12      Deferral of Awards. The Committee may establish one or more programs under the Plan to require or permit Participants the opportunity to elect to defer receipt of consideration upon the exercise of an Award, satisfaction of performance goals, or other event that absent the requirement or election would entitle the Participant to payment or receipt of shares of Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any deferral program.

10.13      Acceptance of Actions/Determinations. By accepting any Award or other benefit under this Plan, each Participant (and each person claiming under or through such Participant) shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken or determinations made under this Plan by the Company, the Board or the Committee, and their respective delegatees.

10.14      Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws of the Commonwealth of Pennsylvania without regard to its choice or conflicts of laws principles. If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

10.15      Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or

25

custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

10.16      Shareholder Rights and Privileges. A Participant or Personal Representative shall have no rights as a shareholder with respect to any Stock covered by an Award unless and until shares of such Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

10.17      Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

10.18      Enforceability. If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to confirm to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

10.19      Recoupment. Notwithstanding any other provision in this Plan, any Awards made under this Plan shall be subject to recovery under any law, governmental regulation, stock exchange listing requirement or Company policy applicable to them, including any related deductions, recoupment and/or claw-back as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or Company policy, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.

10.20      Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger,

26

consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

10.21      Effective Date. This amendment and restatement of the L. B. Foster Company 2006 Omnibus Incentive Plan is effective as of the Effective Date.

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L.B. FOSTER COMPANY 415 HOLIDAY DRIVE PITTSBURGH, PA 15220-2729 ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees

01 Robert P. Bauer 02 Lee B. Foster II 03 Dirk Jungé 04 Diane B. Owen 05 Robert S. Purgason
06 William H. Rackoff 07 Suzanne B. Rowland 08 Bradley S. Vizi

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2	Ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.						☐	☐	☐

3	Advisory approval of the compensation paid to the Company’s named executive officers in 2015.						☐	☐	☐

4	Approval of the Amended and Restated 2006 Omnibus Incentive Plan.						☐	☐	☐

							For	Against	Abstain

5	Acting upon any other matters that properly come before the Annual Meeting.						☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000284791_1     R1.0.1.25

Bring this admission ticket with you to the meeting on May 25, 2016. Do not mail.

This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of March 23, 2016, the record date.

ADMISSION TICKET
L.B. FOSTER COMPANY

2016 Annual Meeting of Shareholders
May 25, 2016
8:00 A.M. Eastern Daylight Time
DOUBLETREE HOTEL
500 Mansfield Avenue
Pittsburgh, PA15205

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be

Held on May 25, 2016:

The proxy statement and 2015 Annual Report to Shareholders are available at www.proxyvote.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2015 Annual Report is/are available at www.proxyvote.com

ANNUAL MEETING OF SHAREHOLDERS May 25, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint Lee B. Foster II and Robert P. Bauer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of L. B. Foster Company that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, Eastern Daylight Time on May 25, 2016, at the DoubleTree Hotel, 500 Mansfield Avenue, Pittsburgh, PA 15205, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3, and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED REPLY ENVELOPE

0000284791_2     R1.0.1.25